UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

TRUMP ENTERTAINMENT RESORTS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TRUMP ENTERTAINMENT RESORTS, INC.

1000 Boardwalk at Virginia Avenue

Atlantic City, New Jersey 08401

Dear Stockholders:

We cordially invite you to attend our 2005 Annual Stockholders’ Meeting, which will be held on Thursday, October 6, 2005, at 8:30 a.m. at the law offices of Weil, Gotshal & Manges, LLP, located at 767 Fifth Avenue, New York, New York 10153 on the 25th floor.

The enclosed Proxy Statement contains details concerning the business to come before the annual meeting. Please review this information carefully! Please note that our Board of Directors recommends that stockholders vote “FOR” each proposal listed in the Proxy Statement. Whether or not you expect to attend the annual meeting, please promptly complete, sign, date and return the enclosed proxy card so that your shares will be represented at the meeting. Your vote is important to us!

We look forward to seeing you at the meeting, and thank you for your continued support of the Company.

Sincerely,

James B. Perry
President, Chief Executive Officer and Director

Atlantic City, New Jersey

September 9, 2005

TRUMP ENTERTAINMENT RESORTS, INC.

NOTICE OF MEETING

The 2005 Annual Stockholders’ Meeting of Trump Entertainment Resorts, Inc. (the “Company”) will be held on Thursday, October 6, 2005, commencing at 8:30 a.m. at the law offices of Weil, Gotshal & Manges, LLP, located at 767 Fifth Avenue, New York, New York 10153 on the 25th floor (the “Annual Meeting”).

Please note that in order to attend the Annual Meeting, you must bring photo identification and the enclosed entrance pass with you. No one will be admitted to the Annual Meeting without them.

Stockholders at the Annual Meeting will be asked to vote on the following proposals:

1.	To elect three (3) Class I Directors to the Company’s Board of Directors (the “Board”) for a term ending at the third annual meeting of stockholders following the Annual Meeting or until each director’s successor is elected and qualified;

2.	To ratify the Board of Directors’ appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s independent auditors for the 2005 fiscal year;

3.	To adopt the Trump Entertainment Resorts, Inc. 2005 Incentive Award Plan; and

4.	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Stockholders of record owning shares of the Company’s common stock, par value $0.001 (the “Common Stock”), and Class B common stock, par value $0.001 per share (the “Class B Common Stock”), at the close of business on August 23, 2005 (the “Record Date”) are entitled to notice of, and to attend and vote at, the Annual Meeting. A complete list of these stockholders will be available for ten (10) days prior to the Annual Meeting at the Company’s executive offices located at the Trump Taj Mahal Casino Resort, 1000 Boardwalk at Virginia Avenue, Atlantic City, New Jersey 08401 and will be made available at the Annual Meeting. The transfer books of the Company will remain open following the Record Date.

At the close of business on the Record Date, there were 27,076,780 shares of Common Stock and 900 shares of Class B Common Stock (all of which are beneficially owned by Mr. Donald J. Trump, the Board’s Chairman, and which have the voting equivalency of 9,377,484 shares of Common Stock) entitled to vote at the Annual Meeting.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE

PROPOSALS LISTED IN THE PROXY STATEMENT.

Sincerely,

Robert M. Pickus Executive Vice President, Secretary and General Counsel

Atlantic City, New Jersey

September 9, 2005

PROXY STATEMENT

Introduction

Our Board of Directors (the “Board”) is soliciting proxies for the 2005 Annual Stockholders’ Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully!

In this Proxy Statement:

•	Words such as “We,” “Us,” “Our” and the “Company” shall mean Trump Entertainment Resorts, Inc., a Delaware corporation (“TER”), and its predecessor-in-interest, Trump Hotels & Casino Resorts, Inc., a Delaware corporation (“THCR”); and

•	The term “Annual Meeting” shall mean the 2005 Annual Stockholders’ Meeting to be held at 8:30 a.m. on Thursday, October 6, 2005, at the law offices of Weil, Gotshal & Manges, LLP, 767 Fifth Avenue, New York, New York 10153 on the 25th floor.

Our principal executive offices are located at the Trump Taj Mahal Casino Resort at 1000 Boardwalk at Virginia Avenue, Atlantic City, New Jersey 08401. The main telephone number of the Company’s executive offices is (609) 449-6515. A copy of the Company’s 2004 Annual Report, this Proxy Statement and the accompanying proxy card and entrance pass are first being sent or given to stockholders on or about September 9, 2005.

IMPORTANT NOTICE! ALL PERSONS WISHING TO ATTEND THE ANNUAL MEETING

WILL BE REQUIRED TO BRING THE ENCLOSED ENTRANCE PASS AND SHOW PHOTO

IDENTIFICATION FOR ADMITTANCE.

Reorganization

On November 21, 2004, THCR and its subsidiaries (collectively, the “Debtors”) voluntarily filed petitions for relief under chapter 11 of the United States Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”). On May 20, 2005 (the “Effective Date”), the Second Amended and Restated Plan of Reorganization, dated as of March 20, 2005 (the “Plan of Reorganization”) of the Debtors became effective. As of the Effective Date, all existing debt and equity securities of THCR were exchanged for new securities of TER pursuant to the Debtors’ Plan of Reorganization.

As part of the Plan of Reorganization, the Company implemented a 1,000 for 1 reverse stock split (the “Reverse Stock Split”) of THCR’s common stock, par value $0.01 per share (the “Old Common Stock”), such that each 1,000 shares of Old Common Stock immediately prior to the Reverse Stock Split were consolidated into one (1) share of TER’s Common Stock. The aggregate fractional share interests beneficially owned by each holder of Old Common Stock were rounded up to the nearest whole number. Following the Reverse Stock Split, holders of the Old Common Stock received an aggregate of 19,944 shares of TER’s Common Stock (approximately 0.05% on a fully diluted basis for holders other than Donald J. Trump). Such holders (other than Mr. Trump) also received Class A warrants to purchase up to approximately 2,207,260 shares of TER’s Common Stock (approximately 5.34% on a fully diluted basis) (“Class A Warrants”) and an aggregate of $17.5 million in cash. Based on the foregoing, each holder of Old Common Stock received for each share of the Old Common Stock beneficially owned by such holder:

•	0.001 shares of TER’s Common Stock, subject to the disposition of fractional interests;

•	Class A Warrants to purchase until May 22, 2006 up to 0.1106736 shares of TER Common Stock for a purchase price of $14.60 per share of TER Common Stock; and

•	approximately $0.88 in cash.

In addition, such holders of the Old Common Stock are entitled to receive a pro rata share of the net proceeds from the sale of the former World’s Fair site in Atlantic City, New Jersey, which is expected to be sold at auction at Trump Plaza Hotel and Casino in Atlantic City, New Jersey on September 13, 2005.

Although the Company has emerged from Chapter 11, the Company is still in the process of resolving various claims and other litigation in connection with the Plan of Reorganization, which may continue for the foreseeable future.

QUESTIONS AND ANSWERS

Question #1.	“What will stockholders vote on at the Annual Meeting?”

Answer #1.	At the Annual Meeting, stockholders will be asked to vote on the following proposals and conduct the following business:

1. To elect three (3) Class I Directors to the Company’s Board to hold office until the third annual stockholders’ meeting following the Annual Meeting or until their respective successors are elected and qualified;

2. To ratify the Board’s appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s independent auditors for the 2005 fiscal year;

3. To adopt the Trump Entertainment Resorts, Inc. 2005 Incentive Award Plan (the “2005 Plan”), a copy of which is attached to this Proxy Statement as Annex A; and

4. To transact any other business that properly comes before the Annual Meeting.

Question #2.	“Who may vote at the Annual Meeting?”

Answer #2.

As of the close of business on the Record Date, there were issued and outstanding (i) 27,076,780 shares of our Common Stock and (ii) 900 shares of our Class B Common Stock. Each share of the Company’s Common Stock entitles the holder thereof to one (1) vote on each proposal to be acted upon at the Annual Meeting. The 900 shares of our Class B Common Stock, all of which are beneficially owned by Donald J. Trump, represent Mr. Trump’s limited partnership interest in Trump Entertainment Resorts Holdings, L.P. (“TER Holdings”) (formerly known as Trump Hotels & Casino Resorts Holdings, L.P. (“THCR Holdings”)), and have the voting equivalency of 9,377,484 shares of our Common Stock.

Our Common Stock and Class B Common Stock will vote as a single class on the proposals contained in this Proxy Statement.

In order to attend the Annual Meeting, you must bring photo identification and the enclosed entrance pass.

Question #3.	“What if my shares are held in ‘street name’ by a broker?”

Answer #3.	If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. Shares held in “street name” may be voted by your broker on discretionary items in the absence of voting instructions given by you. On non-discretionary items for which you do not give instructions, the shares will be treated as “broker non-votes.” The proposals regarding the election of directors and the ratification of our independent auditors are considered discretionary and therefore, may be voted upon by your broker even if you do not give instructions for the shares held by your broker. The proposal regarding the adoption of the 2005 Plan is considered non-discretionary and therefore, may not be voted upon by your broker absent your instructions.

Question #4.	“How many shares must be present to hold the Annual Meeting?”

Answer #4.	The presence in person or by proxy of the holders of a majority of the combined outstanding voting power of the Common Stock and the Class B Common Stock is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting.

Question #5.	“What if a quorum is not present at the Annual Meeting?”

Answer #5.	If a quorum is not present at the Annual Meeting, we may adjourn the Annual Meeting, either with or without a vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the Annual Meeting, the people named in the enclosed proxy will vote all shares of our Common Stock for which they have voting authority in favor of the adjournment. We also may adjourn the Annual Meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Question #6.	“How do I vote?”

Answer #6.	All stockholders are cordially invited to attend the Annual Meeting. Voting instructions are provided on the proxy card accompanying this Proxy Statement. Whether or not you expect to attend the Annual Meeting, you are kindly requested to complete, sign and date and promptly return the enclosed proxy card. A return envelope which requires no postage if mailed within the United States has been enclosed for your convenience. Please note that if your shares are held in “street name” by a broker or other nominee and you wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution holding your shares.

Question #7.	“Can I change my vote after I submit my proxy?”

Answer #7.

Yes. Stockholders who execute proxy cards retain the right to revoke them at any time prior to the voting thereof at the Annual Meeting by one of the following methods: (i) by filing written notice of such revocation to the Secretary of the Company at our executive offices, (ii) by submitting a duly executed proxy card bearing a later date, or (iii) by voting in person at the Annual Meeting.

Your attendance at the Annual Meeting will not have the effect of revoking your proxy unless you give written notice of revocation to the Corporate Secretary of the Company before the polls are closed. Any written notice revoking a proxy should be sent to the Secretary of the Company at our executive offices and must be received before the polls are closed.

Question #8.	“Who will count the votes?”

Answer #8.	The votes will be tabulated and certified by our transfer agent, Continental Stock Transfer & Trust Company. A representative of Continental Stock Transfer & Trust Company will be present at the Annual Meeting and will serve as the inspector of elections.

Question #9.	“How does the Board recommend I vote on the proposals?”

Answer #9.	The Board recommends that stockholders vote “FOR” each proposal listed in this Proxy Statement.

Question #10.	“What if I do not specify how my shares are to be voted?”

Answer #10.	If instructions are not given, proxies will be voted “FOR” the (i) election of each nominee to the Board, (ii) ratification of the Board’s appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2005, and (iii) adoption of the 2005 Plan.

Question #11.	“Will any other business be conducted at the Annual Meeting?”

Answer #11.	We do not know of any other business that will be presented at the Annual Meeting. If any other proposal properly comes up for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

Question #12.	“What are my voting options on each proposal?”

Answer #12.	You have three (3) choices on each of the matters to be voted on at the Annual Meeting. On the election of directors, by checking the appropriate box on your proxy card, you may: (i) vote “FOR” all of the director nominees as a group, (ii) “WITHHOLD AUTHORITY” to vote for all director nominees as a group, or (iii) vote for all director nominees as a group except for those nominees you specifically identify on the appropriate line. On the proposal regarding the ratification of the Company’s auditors, by checking the appropriate box on your proxy card, you may: (i) vote “FOR” the ratification of the Board’s appointment of Ernst & Young LLP as the Company’s independent auditors for the 2005 fiscal year, (ii) vote “AGAINST” such ratification, or (iii) “ABSTAIN” from voting on such ratification. On the proposal regarding the approval of the 2005 Plan, by checking the appropriate box on your proxy card, you may: (i) vote “FOR” adoption of the 2005 Plan, (ii) vote “AGAINST” such adoption, or (iii) “ABSTAIN” from voting on such adoption.

Question #13.	“How many votes are required to approve the proposals listed in the Proxy Statement?”

Answer #13.

Election of Directors.

The affirmative vote of a plurality of shares of Common Stock and Class B Common Stock, voting as a single class, present in person or by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Consequently, only shares that are voted in favor of a particular nominee will be counted toward each nominees’ achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withholds authority to vote for the nominee, including broker non-votes, will not be counted toward each nominees’ achievement of a plurality.

Ratification of Auditors.

The ratification of the Board’s appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2005 is being submitted to stockholders because we believe that this action follows sound corporate practice and is in the best interests of the stockholders and the Company. If the Board’s appointment of Ernst & Young LLP as the independent auditors is not ratified by the affirmative vote of a majority of the shares of Common Stock and Class B Common Stock voted at the Annual Meeting, the Audit Committee of the Board will reconsider the appointment of the Ernst & Young LLP as the Company’s independent auditors, but such a vote will not be binding on the Audit Committee. If the stockholders ratify the appointment, the Audit Committee, in its discretion, may still direct the appointment of new independent auditors at any time during the year if they believe that this change would be in our and our stockholders’ best interests. Abstentions and broker non-votes are not counted in determining the votes cast in connection with the ratification of auditors, but do have the effect of voting “FOR” the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2005 by reducing the number of shares from which the majority is calculated.

Adoption of 2005 Incentive Award Plan.

Approval of the 2005 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock and Class B Common Stock, voting as a single class, present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are not counted in determining the votes cast in connection with the approval of the 2005 Plan, but do have the effect of voting “FOR” the adoption of the 2005 Plan by reducing the number of shares from which the majority is calculated.

Question #14.	“What happens if a director nominee is unable to stand for election?”

Answer #14.	If a director nominee is unable to stand for election, our Board may either reduce the number of directors to be elected at the Annual Meeting or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

PROPOSAL 1:

ELECTION OF CLASS I DIRECTORS

Director Information

Following the Company’s emergence from Chapter 11 and pursuant to the Plan of Reorganization, the Company’s Board was reconstituted. In accordance with our Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (“Bylaws”), the Board shall consist of not less than nine (9) and not more than ten (10) directors. The voting agreement entered into on the Effective Date by Mr. Trump, Company and TER Holdings (the “Voting Agreement”), however, provides that the tenth (10th) director may only be the Company’s Chief Executive Officer if he or she is not also a member of the Company’s Board.

We currently have a classified Board consisting of nine (9) directors. Our Charter provides that the Board be divided among three (3) classes (i.e., Class I, Class II and Class III), each of which shall be initially comprised of three (3) directors. Our current Board consists of five (5) Class A Directors, three (3) Investor Board Members, and one (1) Mutual Board Member (as those terms are defined below).

Pursuant to our Charter and in accordance with the Plan of Reorganization, one (1) Class I Director, two (2) Class II Directors, and two (2) Class III Directors are to be designated as “Class A Directors.” The Class A Directors were initially selected by a group consisting of certain holders of THCR’s debt securities involved in the negotiation of the Plan of Reorganization and approved by the Bankruptcy Court. The Voting Agreement provides for the continued election of the five Class A Directors until the earlier of (i) the date immediately following the date of the sixth (6th) annual meeting of the Company’s stockholders following the Effective Date and (ii) such time as the stockholders of the Company fail to elect Mr. Trump to the Company’s Board, subject to certain terms and conditions (the “Class A Nomination Period”). The initial Class A Directors are Edward H. D’Alelio, Cezar M. Froelich, Morton E. Handel, Michael A. Kramer and James B. Perry. Subject to applicable law and stock exchange and securities market rules (“Applicable Law”), in the event that, during the Class A Nomination Period, any Class A Director is unable to serve, or once having commenced to serve, is removed or withdraws from the Board, such Class A Director’s replacement (a “Substitute Class A Director”) shall be designated by a majority of the remaining Class A Directors serving as directors of the Company at such time. Subject to Applicable Law, during the Class A Nomination Period, Mr. Trump and the Company agree to take all action within their respective power, including but not limited to, the voting of all shares of Common Stock owned by them, (i) to cause the election of such Substitute Class A Director promptly following his or her nomination to the Board or (ii) upon the written request of a majority of the Class A Directors serving as directors of the Company at such time, to remove, with cause, any relevant Class A Director.

During the Class A Nomination Period, such Class A Directors, as a group, have the sole authority and power to nominate persons to serve as Class A Directors and to fill any vacancy in the position of Class A Director. Pursuant to the terms of our Charter, during the Class A Nomination Period, each director then serving as a Class A Director must be re-nominated to serve for successive terms as a Class A Director unless such director declines or is unable to be so re-nominated. Each committee of the Board must be comprised of a majority of Class A Directors.

In accordance with the terms of the Plan of Reorganization and pursuant to our Charter, one (1) Class I Director, one (1) Class II Director and one (1) Class III Director must be designated as “Investor Board Members.” Pursuant to the terms of the Voting Agreement and provided that the Services Agreement entered into on the Effective Date by Mr. Trump, the Company and TER Holdings (the “Services Agreement”) in is in effect, during the period commencing on the Effective Date and ending on the date of the termination of the Services Agreement (the “Investor Nomination Period”), Mr. Trump is entitled to nominate (i) three (3) Investor Board Members so long as Mr. Trump beneficially owns, in the aggregate, not less than 7.5% of the outstanding shares of the Company’s Common Stock, (ii) two (2) Investor Board Members so long as Mr. Trump owns, in the aggregate, at least 5%, but less than 7.5% of the outstanding shares of the Company’s Common Stock, and

(iii) one (1) Investor Board Member so long as Mr. Trump owns, in the aggregate, less than 5% of the outstanding shares of the Company’s Common Stock; provided that each such case Mr. Trump shall be one of the Investor Board Members. (See “Certain Relationships and Related Party Transactions; Agreements with Mr. Trump.”) The initial Investor Board Members are Wallace B. Askins, Don M. Thomas and Donald J. Trump. Subject to Applicable Law, in the event that, during the Investor Nomination Period, any Investor Board Member, is unable to serve, or once having commenced to service, is removed or withdraws from the Board, such Investor Board’s members replacement (a “Substitute Investor Board Member”) shall be designated by Mr. Trump. Subject to Applicable Law, during the Investor Nomination Period, Mr. Trump and the Company agree to take all action within their respective power, including but not limited to, the voting of all shares of Common Stock owned by them (i) to cause the election of the Substitute Investor Board Member promptly following his or her nomination to the Board pursuant to the Voting Agreement or (ii) upon the written request of Mr. Trump, to remove, with cause, any relevant Investor Board Member.

In addition, in accordance with the terms of the Plan of Reorganization and pursuant to our Charter and the Voting Agreement, one (1) Class I Director must be designated as the “Mutual Board Member.” The initial Mutual Board Member is James J. Florio. The Mutual Board Member must be acceptable to the Class A Directors and to Mr. Trump. Subject to Applicable Law, in the event that a Mutual Board Member is unable to serve, or once having commenced to serve, is removed or withdraws from the Board, such Mutual Board Member’s replacement (the “Substitute Mutual Board Member”) shall be designated by the Company and, during the Investor Nomination Period, Mr. Trump, provided, that, during the Class A Nomination Period, the Substitute Mutual Board Member shall be acceptable to a majority of the Class A Directors serving on the Board at such time. Subject to Applicable Law, the Stockholders and the Company agree to take all action within their respective power, including but not limited to, the voting of all shares of Common Stock beneficially owned by them, (i) to cause the election of such Substitute Mutual Board Member promptly following his or her nomination to the Board, or (ii) to remove, with cause, the Mutual Board Member, during the Investor Nomination Period, upon the written request of Mr. Trump, provided, that, during the Class A Nomination Period, such removal shall be acceptable to a majority of the Class A Directors serving as directors of the Company at such time.

Information concerning the Board is set forth below.

Directors	Initial Service Period Ending	Age	Director Since
Class I
Wallace B. Askins (1)	First Annual Meeting	75	1995
Edward H. D’Alelio (2)		53	2005	*
James J. Florio (3)		68	2005	*

Class II
Cezar M. Froelich (2)	Second Annual Meeting	59	2005	*
Michael A. Kramer (2)		36	2005	*
Don M. Thomas (1)		75	1995

Class III
Morton E. Handel (2)	Third Annual Meeting	70	2005	*
James B. Perry (2)		55	2005	*
Donald J. Trump (Chairman) (1)		59	1995

(1)	Investor Board Member
(2)	Class A Director
(3)	Mutual Board Member
*	As of the Effective Date

Class I Directors

Wallace B. Askins has been a director of the Company and certain of its subsidiaries since June 1995. From June 1984 to November 1992, Mr. Askins served as Executive Vice President and Chief Financial Officer, and as a director of Armco, Inc. At the time THCR filed for Chapter 11 in the United States Bankruptcy Court on November 21, 2004, Mr. Askins served as a director and executive officer of THCR and certain of its subsidiaries.

Edward H. D’Alelio became a member of the Company’s Board on the Effective Date. Mr. D’Alelio serves as Executive-in-Residence and as a member of the College Management Advisor Board at the University of Massachusetts, College of Management. Mr. D’Alelio was the Managing Director and Chief Investment Officer of the Fixed Income Group at Putnam Investments, Inc. from 1989 to 2002. Mr. D’Alelio is a member of the Board of Trustees of the Newman School and St. Mary’s Children’s & Infants Center, a member of the Board of Governance of Caritas Christi Healthcare, and a member of Investment Committee and Finance Committee of Caritas Christi Healthcare. He is also a member of the Investment Committee of the University of Massachusetts Foundation and a director of Doane Pet Care, Inc. Mr. D’Alelio has over thirty years experience in investing in leveraged companies, including investment experience in Atlantic City gaming companies since the inception of gaming in Atlantic City.

James J. Florio became a member of the Company’s Board on the Effective Date. Mr. Florio was the Governor of the State of New Jersey from 1990 to 1994. Mr. Florio served in the United States Congress from 1974 through 1990, and prior to such time served three terms in the New Jersey General Assembly. Mr. Florio has been the Chief Executive Officer of Xspand Corporation, an asset management company based in Morristown, New Jersey, since founding the company in 2000. Currently, Mr. Florio is Of Counsel to the law firm of Florio & Perrucci and a Professor for Public Policy and Administration at the Blaustein Graduate School of Public Policy at Rutgers, The State University of New Jersey. Mr. Florio currently serves on the Board of Directors of Plymouth Financial Company, Inc.

Class II Directors

Cezar M. Froelich became a member of the Company’s Board on the Effective Date. Mr. Froelich is one of the founding partners of Shefsky & Froelich Ltd., a law firm founded in 1972. Prior to founding the firm, Mr. Froelich served as a Staff Securities Attorney with the United States Securities and Exchange Commission. Mr. Froelich served on the Search Committee of Loyola University School of Law from 2004 to 2005. From 1980 to 1992, Mr. Froelich served as a director of seven publicly held real estate entities owned by the Brauvin Group of Companies which develops and manages real estate properties throughout the country. From approximately 1993 to 1995, Mr. Froelich served as a director of Harrah’s Jazz Casino Company, LLC, a company that owned a casino business in New Orleans. From approximately 1993 to 1995, Mr. Froelich served as a director of Hemmeter Enterprises, Inc., which owned three casinos in Colorado and a riverboat casino in New Orleans.

Michael A. Kramer became a member of the Company’s Board on the Effective Date. From January 2001 through April 2005, Mr. Kramer was a Managing Director of Greenhill & Co., Inc. where he headed the firm’s restructuring group and served as a member of the firm’s Management Committee. From June 1989 through April 2001, Mr. Kramer was employed by Houlihan Lokey Howard & Zukin, a national investment banking firm, where he served from 1997 to 2000 as a Managing Director in charge of the firm’s restructuring group and as a member of the firm’s Board of Directors. Mr. Kramer also serves on the boards of various privately and publicly held companies, including: (i) U.S. Health Group, a health insurance company, since March 1999; (ii) Isey/ish, a European cable company based in Germany, since mid 2005; (iii) Portland Arena Management, LLC, the owner and operator of Rose Garden Sports and Exposition Center located in Portland Oregon, since December 2004; (iv) Telaurus, LLC, a maritime communications company, since February 2004; (v) Reaction Biology Corp., a biological screening company, since March 2004; (vi) Caribbean Broadcasting Network, the owner and operator of several television stations in Puerto Rico, since April 2004; and (vii) MAKK Wine, the owner and operator of a wine vineyard in Oregon, since April 2005.

Don M. Thomas has been as a director of the Company and certain of its subsidiaries since June 1995. Since January 1985, Mr. Thomas has been the Senior Vice President of Corporate Affairs of the Pepsi-Cola Bottling Co. of New York. From 1985 through 1987, Mr. Thomas was a Commissioner and the acting Chairman of the Casino Reinvestment Development Authority. Mr. Thomas served as Commissioner of the New Jersey Casino Control Commission from 1980 through 1984 during a portion of which time Mr. Thomas also was the acting Chairman. At the time THCR filed for Chapter 11 in the United States Bankruptcy Court on November 21, 2004, Mr. Thomas served as a director and executive officer of THCR and certain of its subsidiaries.

Class III Directors

Morton E. Handel became a member of the Company’s Board on the Effective Date. Since 1998, Mr. Handel has been the Chairman of the Board of Directors of Marvel Enterprises, Inc. (“Marvel”), a publishing and entertainment company. Mr. Handel also serves on the Audit Committee, Compensation Committee and Corporate Governance Committee of Marvel. Mr. Handel has been a member of the Board of Directors of Linens n’ Things since 2000 and serves on its Audit Committee and Corporate Governance Committee. Mr. Handel served on the Board of Directors of Concurrent Computer Corporation from 1991 to 2003 and served as its Chairman from November 1996 to November 1997 and from April 2000 to October 2001. From 1997 through 2001, Mr. Handel was President of Ranger Industries, Inc. (formerly Coleco Industries, Inc.). From 1974 through 1990, Mr. Handel held various executive management positions at Coleco Industries, Inc., including Chairman of the Board of Directors and Chief Financial Officer. Mr. Handel was a director of CompUSA from 2001 until its recent sale to Group Sanborn of Mexico in 2001. Mr. Handel is also Vice Chairman of the Board of Regents of the University of Hartford and is active on the boards of several not-for-profit organizations in the Hartford area.

James B. Perry became a member of the Company’s Board on the Effective Date. Since July 6, 2005, Mr. Perry has been serving as the Chief Executive Officer of the Company. Since July 19, 2005, Mr. Perry has been serving as the President of the Company. Mr. Perry was President of Argosy Gaming Company from April 1997 through July 2002 and Chief Executive Officer of Argosy Gaming Company from April 21, 1997 through his retirement in May 2003. Mr. Perry served as a member of the Board of Directors of Argosy Gaming Company from 2000 to July 2005.

Donald J. Trump currently serves as Chairman of the Board of the Company. Mr. Trump served as the Chief Executive Officer of the Company and certain of its subsidiaries from October 2004 to July 2005. From June 2000 through October 2004, Mr. Trump served as the President and Chief Executive Officer of the Company and certain of its subsidiaries. Since 1995, Mr. Trump has held various positions with the Company, including as President and Chief Executive Officer of numerous subsidiaries of the Company. Mr. Trump is also currently the President and Chief Executive Officer of The Trump Organization, LLC, which is in the business, through its affiliates and subsidiaries, of acquiring, developing and managing real estate properties. At the time THCR filed for Chapter 11 in the United States Bankruptcy Court on November 21, 2004, Mr. Trump served as a director and executive officer of THCR and certain of its subsidiaries.

All of the persons listed above are citizens of the United States and have the necessary licenses and qualifications required by casino gaming regulatory authorities.

Election of Class I Directors

Three (3) Class I Directors are to be elected to the Company’s Board at the Annual Meeting. Each director nominee is expected to hold office until the third annual stockholders’ meeting following the Annual Meeting or until his successor has been duly elected and qualified. If a proxy card is executed in such a manner as not to withhold authority for the election of any or all of the nominees to the Company’s Board, the persons named on the proxy card will vote the shares represented by the proxy card “FOR” the election of the three (3) director nominees specified below. If the proxy card indicates that the stockholder wishes to withhold a vote from one or more specific nominee(s) as director(s), such instructions will be followed by the persons named on the proxy card.

All of the nominees listed below are currently members of the Company’s Board. Should any one or more of the nominees become unable to serve for any reason or decide not to serve or stand for election, neither of which is anticipated, the Board may designate substitute nominees, in which event the persons named on the proxy card will vote “FOR” the election of such substitute nominee or nominees.

The following table sets forth the name and age of each nominee and the year during which such individual commenced serving as a member of the Company’s Board:

CLASS I DIRECTORS

Name	Age	Director Since
Wallace B. Askins	75	1995
Edward H. D’Alelio	53	2005	*
James J. Florio	68	2005	*

*	Commencing on the Effective Date.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH CLASS I DIRECTOR NOMINEE.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND BOARD COMMITTEES

Director Independence

As of the date of the mailing of this Proxy Statement, the Company has applied to list its Common Stock on The NASDAQ National Market (“NASDAQ”) under the ticker symbol “TRMP.” Pursuant to the rules of NASDAQ and our Corporate Governance Guidelines, the Board is required to affirmatively determine that a majority of the directors have no relationship that would interfere with his or her exercise of independent judgment in carrying out his or her responsibilities and meets any other relevant qualification requirements imposed by NASDAQ or the United States Securities and Exchange Commission (the “SEC”). A copy of our Corporate Governance Guidelines is available free of charge on our website, www.trumpcasinos.com. The Board has determined, after considering all relevant facts and circumstances, that all of its members, except Donald J. Trump and James B. Perry, are “independent” as defined by the rules and regulations promulgated by NASDAQ.

The Board of Directors and Committees of the Board of Directors

THCR’s Board met fourteen (14) times during 2004. None of THCR’s directors attended less than 75% of the meetings of the Board of THCR and committees of the Board of THCR on which they served. During period from the beginning in fiscal year 2005 and ending on the Effective Date (the “Pre-Effective Date Period”), THCR’s Board met three (3) times. None of THCR’s directors attended less than 75% of the meetings of the Board of THCR during the Pre-Effective Date Period. Since the Effective Date, TER’s Board has met three (3) times. Since the Effective Date, all of TER’s directors attended 100% of the meetings of the Board and committees of the Board on which they serve.

TER’s Board has designated Morton E. Handel as its lead director. The duty of the lead director is to assist in coordinating the efforts of the independent directors in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving management of the Company and the performance of senior management.

Currently, our Board has four committees: (i) the Audit Committee, (ii) the Compensation Committee, (iii) the Corporate Governance and Nominating Committee, and (iv) the Executive Committee. Such committees’ charters are available free of charge on the Company’s website, www.trumpcasinos.com. A copy of the Company’s Audit Committee Charter is provided as Annex B to this Proxy Statement. During 2004 and through the Pre-Effective Date Period, THCR’s Board had five committees: (i) the Audit Committee, (ii) the Compensation Committee, (iii) the Nominating/Corporate Governance Committee, (iv) the Special Committee, and (v) the Stock Incentive Plan Committee. The following is a brief description of the duties and responsibilities of each of the committees and the names of the directors comprising each committee.

Audit Committee

The responsibilities of the Audit Committee are outlined in its written charter, and include, but are not limited to: selecting, appointing, dismissing, compensating and overseeing the Company’s independent auditors; assisting the Board in fulfilling oversight responsibilities on the integrity of the Company’s financial statements; reviewing the qualifications, independence, quality control and performance of the independent auditors; evaluating the performance of the internal audit function; reviewing with management and the independent auditor, as appropriate, the Company’s annual audited consolidated financial statements, earnings releases, policies with respect to risk assessment and risk management, and year-to-year changes in accounting practices, and producing the Report of the Audit Committee as required by the SEC to be included in the proxy statement for the annual meeting of stockholders.

The Audit Committee of THCR’s Board met nine (9) times during 2004. None of the members of THCR’s Audit Committee attended less than 75% of the meetings of the Audit Committee during 2004. During the Pre-Effective Date Period, the Audit Committee of THCR’s Board met four (4) times. None of the members of THCR’s Audit Committee attended less than 75% of the meetings of the Audit Committee during the Pre-Effective Date Period. The Audit Committee of TER’s Board has met five (5) times since the Effective Date. All of the members of TER’s Audit Committee attended 100% of the meetings of the Audit Committee of TER. The current members of the Audit Committee are Michael A. Kramer (Chairman), Wallace B. Askins and Edward H. D’Alelio, each of whom is deemed an “independent director” of the Company, as that term is defined in the listing standards of NASDAQ and by Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) promulgated by the SEC. (See “Financial Expert.”)

Compensation Committee

The Compensation Committee provides assistance to the Board in overseeing the Company’s compensation policies and practices, including those related to incentive compensation and equity-based plans, retention severance and retirement programs, and any other employee benefit plans or programs. The Compensation Committee reviews and recommends for Board approval the compensation and other material terms of employment of senior executive officers of the Company.

The Compensation Committee of THCR’s Board met simultaneously with and during certain meetings of THCR’s Board during 2004 and the Pre-Effective Date Period. None of the members of the Compensation Committee attended less than 75% of the meetings of the Compensation Committee during 2004 or the Pre-Effective Date Period. The Compensation Committee of TER’s Board has met two (2) times since the Effective Date. All of the members of TER’s Compensation Committee attended 100% of the meetings of the Compensation Committee of TER. The current members of the Compensation Committee are Morton E. Handel (Chairman), Edward H. D’Alelio and Don M. Thomas, each of whom is deemed an “independent director” of the Company, as that term is defined in the listing standards of NASDAQ.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for, among other things, developing and recommending to the Board the governance processes and principles applicable to the Company, reviewing the Company’s corporate governance practices and guidelines, coordinating and overseeing the annual self-evaluation of the role and performance of the Board and its committees and recommending for Board approval determinations as to director independence.

The Corporate Governance and Nominating Committee THCR’s Board met simultaneously with and during certain meetings of THCR’s Board during 2004 and the Pre-Effective Date Period. None of the members of the Corporate Governance and Nominating Committee attended less than 75% of the meetings of the Corporate Governance and Nominating Committee during 2004 or the Pre-Effective Date Period. The Corporate Governance and Nominating Committee of TER’s Board has met two (2) times since the Effective Date. All of the members of TER’s Corporate Governance and Nominating Committee attended 100% of the meetings of the Corporate Governance and Nominating Committee of TER. The current members of the Corporate Governance and Nominating Committee are James J. Florio (Chairman) and Cezar M. Froelich, each of whom is deemed an “independent director” of the Company, as that term is defined in the listing standards of NASDAQ.

Executive Committee

The Executive Committee is responsible for, among other things, providing advice and counsel to management with respect to strategy and business plans, including on issues related to potential mergers, acquisitions, divestitures, capital restructuring, prospective offerings, stock splits and mergers and approving routine matters between Board meetings.

The Executive Committee of TER’s Board has met twice since the Effective Date. All of the members of TER’s Executive Committee attended 100% of the meetings of the Executive Committee of TER. The current members of the Executive Committee are Donald J. Trump (Chairman), Cezar M. Froelich and Morton E. Handel, each of whom, with the exception of Mr. Trump, is deemed an “independent director” of the Company, as that term is defined in the listing standards of NASDAQ.

Special Committee

THCR’s Special Committee was appointed as part of a court-approved settlement agreement and was empowered to vote on any matters which required approval of a majority of the independent directors of THCR, including transactions with affiliates. The Special Committee, which was charged with overseeing, monitoring, assisting with and advising THCR’s Board and management on the Debtors’ restructuring efforts. Under the governing settlement agreement, all proposed transactions involving THCR or THCR Holdings in which Mr. Trump had a personal interest valued over $200,000 or any transaction between THCR and any officer or director having a value of at least $200,000 (other than transactions relating to salary or other compensation paid in the ordinary course of business), were required to be reviewed by the Special Committee, which made findings and recommendations to THCR’s Board with respect to such proposed transactions. At all times, the Special Committee was required to be comprised of at least two non-employee directors, one of whom was required to be Mr. McGuire or his successor who had to be an independent director, and no employee directors. During 2004, the members of THCR’s Special Committee were Wallace B. Askins, Don M. Thomas and Robert J. McGuire. The Special Committee met forty-eight (48) times during 2004. During the Pre-Effective Date Period, the Special Committee met ten (10) times.

Stock Incentive Plan Committee

THCR’s Stock Incentive Plan Committee was responsible for administering the Trump Hotels & Casino Resorts, Inc. 1995 Stock Incentive Plan (the “1995 Plan”), and had the authority to grant awards to individuals pursuant to the 1995 Plan, to determine the number of awards to be so granted, the term of such awards, any vesting requirements and any other administrative determinations required in connection therewith. During 2004, the members of THCR’s Stock Incentive Plan Committee were Mr. Wallace B. Askins and Don M. Thomas.

The information contained in this Proxy Statement with respect to the Audit Committee Charter, the Compensation Committee Charter, the Nominating and Corporate Governance Committee Charter, the Executive Committee Charter and the independence of non-management members of the Board shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall the information be incorporated by reference into any future filings under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate it by reference in a filing.

Code of Business Conduct

We have a Code of Business Conduct, which is applicable to all directors, officers and certain management and supervisory employees of the Company. The Code of Business Conduct is available free of charge either on the Company’s website or by writing to the Secretary of the Company.

Code of Ethics

We have a Code of Ethics for our directors and principal executive officers, including, among others, our chief executive officer and senior financial officers and the members of our Board. The Code of Ethics is available free of charge either on the Company’s website or by writing to the Secretary of the Company.

If the Company makes any substantive amendments to the Code of Ethics or grants any waivers therefrom, the Company is required to disclose the nature of such amendment or waiver on its website or on a Current Report on Form 8-K filed with the SEC within four (4) business days.

Financial Expert

Our Board has determined that Mr. Kramer qualifies as a “financial expert” pursuant to Item 401(h)(2) of Regulation S-K of the Exchange Act. (See “Director Information; Michael A. Kramer.”) Mr. Kramer is an “independent director,” as that term is defined by the applicable requirements of the NASDAQ listing standards and by the SEC and serves as the Chairman of our Board’s Audit Committee.

Process for Stockholders to Recommend Nominees for Directors

Stockholders wishing to recommend a candidate to be considered by the Board’s Corporate Governance and Nominating Committee for nomination as a director to serve from and after the Company’s 2006 Annual Meeting may do so by writing to the Secretary of the Company. Any such communication must include all information with respect to the candidate required to be disclosed in the solicitation of proxies pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s consent. The stockholder submitting the recommendations must provide his or her name, address and number of shares of voting stock owned beneficially and of record including a statement as to how long the stockholder has held such stock. Our Secretary will review all written recommendation and send those conforming to the requirements to the Board’s Corporate Governance and Nominating Committee.

Communication with the Board of Directors and the Audit Committee

Stockholders and other parties interested in communicating directly with the non-management directors as a group may do so by writing to the non-management members of the Board in care of the Secretary of the Company. If a stockholder would like the letter to be forwarded directly to the Chairman of the Board or to one of the members of the standing committees of the Board, he or she should so indicate in the letter to the Secretary. If no specific direction is indicated, the Secretary will review the letter and forward it to an appropriate Board member. Any report regarding questionable accounting practices, internal accounting controls or auditing matters will be forwarded by the Secretary to the Chairman of the Audit Committee.

Meetings of Non-Management Directors

The Board has determined that the non-management members of the Board will meet regularly in Executive Session outside the presence of any member of the management, in conjunction with regularly scheduled meetings of the Board. No formal Board action may be taken at any executive session.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely upon our review of Forms 3, 4, and 5 and amendments thereto furnished to us pursuant to Rule 16a-3(e) of the Exchange Act and written representations, no director, executive officer, beneficial owner of more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act, or any other persons so required, failed to file on a timely basis, as required by such forms, reports required by Section 16(a) of the Exchange Act during 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock and Class B Common Stock as of the close of business on the Record Date by (i) each executive officer, (ii) each member of the Company’s Board, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of any class of the Company’s voting securities, and (iv) all of the executive officers and directors of the Company as a group, without naming them. In the case of persons other than executive officers and directors of the Company, such information is based solely upon a review of the latest Schedules 13D or 13G, as amended, or Section 16 reports which have been filed by such persons with the SEC. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of the Company’s Common Stock and Class B Common Stock listed as owned by such person. Unless otherwise noted, the address for each reporting person below is c/o Trump Entertainment Resorts, Inc., 1000 Boardwalk at Virginia Avenue, Atlantic City, New Jersey 08401.

Insider Trading Policy.    Pursuant to the Company’s Policy on Insider Trading and Communications with the Public, which was adopted by the Board on June 23, 2005, generally, the Company’s directors, executive officers and certain designated employees are prohibited from trading in the Company’s securities during quarterly so called “black out periods” beginning two (2) weeks before the end of the last month of the fiscal quarter, or two (2) weeks before the end of the fiscal year, and ending two (2) full trading days after the filing of the Company’s quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be, with the SEC, or during other periods as established by the Company from time to time in light of certain corporate developments. Since the Effective Date, the Company has instituted a black out period, which has prohibited the Company’s directors, executive officers and certain designated employees from effecting any transactions in the Company’s securities, including the purchase of any of the Company’s Common Stock.

	Common Stock			Class B Common Stock
Reporting Person	Number of Shares		Percentage (1)	Number of Shares		Percentage (2)
Donald J. Trump (Chairman)	12,054,296	(3)	30.8%	900	(4)	100.0%
James B. Perry (President, CEO & Director)	0		—	—		—
Mark Juliano (Chief Operating Officer)	0		—	—		—
Scott C. Butera (EVP, Chief Strategic Officer)	0		—	—		—
Robert M. Pickus (EVP, General Counsel & Secretary)	336	(5)	*	—		—
Francis X. McCarthy, Jr. (EVP & Chief Financial Officer)	0		—	—		—
John P. Burke (EVP & Treasurer)	58	(6)	*	—		—
Joseph A. Fusco (EVP, Gov’t Relations)	0		—	—		—
Wallace B. Askins (Director)	1,117	(7)	*	—		—
Edward H. D’Alelio (Director)	0		—	—		—
James J. Florio (Director)	0		—	—		—
Cezar M. Froelich (Director)	0		—	—		—
Morton E. Handel (Director)	0		—	—		—
Michael A. Kramer (Director)	0		—	—		—
Don M. Thomas (Director)	280	(8)	*	—		—
Morgan Stanley & Co. Incorporated (9)	4,822,281		17.8%	—		—
Franklin Mutual Advisers, LLC (10)	4,512,604		16.7%	—		—
Prides Capital Partners, LLC (11)	1,958,610		7.2%
All Executive Officers and Directors As a Group (15 persons)	12,056,087	(12)	30.8%	900	(4)	—

*	Represents less than 1%.
(1)	Based on 27,076,780 shares of Common Stock, issued and outstanding as of the close of business on the Record Date. Pursuant to Rule 13d-3 promulgated under the Exchange Act, any securities not outstanding which are subject to warrants, rights or conversion privileges exercisable within sixty (60) days are deemed to be outstanding for purposes of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purposes of computing the percentage of any other person.
(2)	Based on 900 shares of Class B Common Stock issued and outstanding as of the close of business on the Record Date.
(3)	Consists of (i) 12,173 shares of Common Stock, (ii) 1,217,933 shares of Common Stock issuable upon the exercise of Class A Warrants, (iii) 1,446,706 shares of Common Stock issuable upon the exercise of a warrant for a purchase price of $21.90 per share until May 20, 2015 (the “DJT Warrant”), and (iv) 9,377,484 shares of Common Stock issuable upon Mr. Trump’s conversion of his limited partnership interests in TER Holdings.

(4)	Mr. Trump’s 900 shares of Class B Common Stock represent his limited partnership interests in TER Holdings. The 900 shares of Class B Common Stock have the voting equivalency of 9,377,484 shares of Common Stock.
(5)	Consists of (i) 3 shares of Common Stock and (ii) 333 shares of Common Stock issuable upon the exercise of Class A Warrants.
(6)	Consists of (i) 3 shares of Common Stock and (ii) 55 shares of Common Stock issuable upon the exercise of Class A Warrants.
(7)	Consists of (i) 10 shares of Common Stock and (ii) 1,107 shares of Common Stock issuable upon the exercise of Class A Warrants.
(8)	Consists of (i) 3 shares of Common Stock and (ii) 277 shares of Common Stock issuable upon the exercise of Class A Warrants.
(9)	Per a Schedule 13G/A, dated August 17, 2005, filed by Morgan Stanley & Co. Incorporated with the SEC. Address of principal executive office listed as 1585 Broadway, New York, New York 10036.
(10)	Per a Schedule 13G, dated June 7, 2005, filed by Franklin Mutual Advisers with the SEC. Address of principal executive office listed as 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.
(11)	Per a Schedule 13D, dated August 17, 2005, jointly filed with the SEC by Prides Capital Partners, LLC, and its partners, (i) Kevin A. Richardson, II, (ii) Henry J. Lawlor, Jr., (iii) Murray A. Indick, (iv) Charles E. McCarthy, and (v) Christian Puscasiu. Address of principal executive office listed as 200 High Street, Suite 700, Boston, Massachusetts 02100.
(12)	Consists of (i) 12,192 shares of Common Stock, (ii) 1,219,705 shares of Common Stock issuable upon the exercise of Class A Warrants, (iii) 1,446,706 shares of Common Stock issuable upon the exercise of the DJT Warrant, and (iv) 9,377,484 shares of Common Stock issuable upon Mr. Trump’s conversion of his limited partnership interests in TER Holdings.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

Our Board, acting on the recommendation of its Audit Committee, has appointed Ernst & Young LLP, an independent public registered accounting firm, as our independent auditors to examine and report to stockholders on the consolidated financial statements of our Company and its subsidiaries for the year ending December 31, 2005. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE BOARD’S APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC AUDITORS FOR THE 2005 FISCAL YEAR.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.

The Company’s current Audit Committee was established after the Company’s emergence from Chapter 11 on the Effective Date and therefore was not involved with the oversight of THCR’s financial reporting process during the period beginning January 1, 2004 and ending December 31, 2004. Following the Company’s emergence from Chapter 11, the Company’s Board was entirely reconstituted and a new Audit Committee was formed.

The Company’s Audit Committee, pursuant to its Charter which was adopted by the Board on June 23, 2005 and which is attached to this Proxy Statement as Annex B, oversees the Company’s financial reporting process, including overseeing the Company’s accounting policies, internal controls and regulatory compliance. The Audit Committee also selects the Company’s independent auditors. The Audit Committee fulfills its responsibilities through periodic meetings with the Company’s independent auditors, internal auditors and management.

During 2004, the Audit Committee of THCR’s Board met nine (9) times, and discussed the interim financial information contained in each quarterly earnings announcement with the Company’s Chief Financial Officer, the independent auditors and in-house counsel prior to public release.

The Company’s Audit Committee monitors matters related to the independence of Ernst & Young LLP. The Company’s Audit Committee received a letter from Ernst & Young LLP containing a description of all relationships between the auditors and the Company. The Company’s Audit Committee, after discussion with the independent auditors, has satisfied itself as to the auditors’ independence. Ernst & Young LLP has also confirmed in a letter to the Company that in their judgment, they are independent of the Company within the requirements of Independence Standards (IBS) Standard No. 1, Independence Discussion with Audit Committees. The Company’s Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380).

Based on the above-mentioned reviews, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

THCR’s Audit Committee recommended to THCR’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

The Audit Committee recommends the reappointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2005.

AUDIT COMMITTEE:

Michael A. Kramer, Chairman

Edward H. D’Alelio

Wallace B. Askins

INDEPENDENT ACCOUNTING FIRM FEES

The following table show the fees paid or accrued by the Company for audit and other services provided by Ernst & Young LLP during 2003 and 2004:

	Year Ended December 31,
	2003	2004
Audit Fees (1):	$1,674,000	$1,469,000
Audit-Related Fees (2):	61,000	61,000
Tax Fees (3):	1,497,000	2,041,000
Other Fees	0	0

Total	$3,232,000	$3,571,000

(1)	Includes professional services rendered in connection with the audit of the Company’s and its subsidiaries’ financial statements for the most recent fiscal year, reviews of the financial statements included in each of the Company and its subsidiaries’ quarterly Reports on Form 10-Q during the fiscal years ended December 31, 2003 and December 31, 2004, and the issuance of comfort letters to underwriters and consents for filings with the SEC.
(2)	Includes services rendered in connection with the audit of the Company’s employee benefit plan and other accounting advice.
(3)	Includes services related to completing the Company’s tax returns, and for tax planning and other services rendered to the Company during fiscal 2003 and 2004.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE

NON-AUDIT SERVICES BY INDEPENDENT AUDITORS

The Company’s Audit Committee pre-approves all audit and non-prohibited, non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one (1) year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the Audit Committee has received detailed information sufficient to enable the Audit Committee to pre-approve and evaluate such service and has pre-approved all such services. The Audit Committee may delegate pre-approval authority to one or more of its members. Any pre-approval decisions made under delegated authority must be communicated to the Audit Committee at or before the next scheduled meeting. There were no waivers by the Audit Committee of the pre-approval requirement for permissible non-audit services in 2004.

EXECUTIVE OFFICERS

General Information

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position
James B. Perry	55	Chief Executive Officer, President & Director

Mark Juliano	50	Chief Operating Officer

Scott C. Butera	38	Executive Vice President & Chief Strategic Officer

Robert M. Pickus	50	Executive Vice President, Secretary & General Counsel

Francis X. McCarthy, Jr.	53	Executive Vice President of Corporate Finance & Chief Financial Officer

John P. Burke	57	Executive Vice President & Corporate Treasurer

Joseph A. Fusco	61	Executive Vice President of Government Affairs

Mark Juliano has been the Company’s Chief Operating Officer since August 8, 2005. Mr. Juliano served as President of Boardwalk Regency Corporation d/b/a Caesars Atlantic City from 1994 to 1999. From March 1999 to October 2001, Mr. Juliano served as President of Mirage Atlantic City Corporation. From October 2001 to February 2003, Mr. Juliano was the Chairman of the Board of Directors of Atlantic City Convention and Visitors Authority. From February 2003 to August 2005, Mr. Juliano served as the President of Desert Palace, Inc. d/b/a Caesars Palace, in Las Vegas, Nevada.

Scott C. Butera has been the Chief Strategic Officer and an Executive Vice President of the Company since July 2005. From October 2004 through July 2005, Mr. Butera served as the President and Chief Operating Officer of the Company and certain of its subsidiaries and Chief Operating Officer of certain subsidiaries of the Company. From September 2003 through October 2004, Mr. Butera served as the Executive Vice President and Director of Corporate and Strategic Development of the Company and certain of its subsidiaries. From March 2000 to September 2003, Mr. Butera was an Executive Director for UBS Investment Bank, where he served as a client relationship officer with primary responsibilities for the gaming, lodging and leisure industries. From September 1996 until March 2000, he was a director in the investment banking department of Credit Suisse First Boston, where he served in a similar capacity. Mr. Butera has also served in the investment banking departments of Smith Barney, Inc. and Bear Stearns & Co. Inc., as well as the financial services practice of Coopers & Lybrand. At the time THCR filed for Chapter 11 in the United States Bankruptcy Court on November 21, 2004, Mr. Butera served as the President and Chief Operating Officer of THCR.

Robert M. Pickus has been the General Counsel and Secretary and an Executive Vice President of the Company since March 1995. Since 1985, Mr. Pickus has held various positions, including President, Secretary, Vice President, Assistant Vice President and director of numerous subsidiaries of the Company (and its predecessors). Mr. Pickus has been admitted to practice law in the states of New York and New Jersey since 1980, and in the Commonwealth of Pennsylvania since 1981. At the time THCR filed for Chapter 11 in the United States Bankruptcy Court on November 21, 2004, Mr. Pickus served as the General Counsel and Secretary and as an Executive Vice President of THCR and certain of its subsidiaries.

Francis X. McCarthy, Jr. has been the Executive Vice President of Corporate Finance and Chief Financial Officer of the Company and certain of its subsidiaries since September 1998. Since 1996 Mr. McCarthy has held various positions, including Chief Financial Officer, Accounting Officer, Executive Vice President of Corporate Finance and Assistant Treasurer of numerous subsidiaries of the Company. At the time THCR filed for Chapter 11 in the United States Bankruptcy Court on November 21, 2004, Mr. McCarthy served as the Executive Vice President of Corporate Finance and Chief Financial Officer of THCR and certain of its subsidiaries.

John P. Burke has been the Treasurer and an Executive Vice President of the Company and certain of its subsidiaries since 1999. From June 1997 to January 1999, Mr. Burke served as a Senior Vice President of the Company and certain of its subsidiaries. From January 1996 to June 1997, he served as the Senior Vice President of Corporate Finance of the Company. Since 1992, Mr. Burke has held various positions, including Executive Vice President, Assistant Treasurer and Treasurer of numerous subsidiaries of the Company. At the time THCR filed for Chapter 11 in the United States Bankruptcy Court on November 21, 2004, Mr. Burke served the Treasurer and as an Executive Vice President of THCR and certain of its subsidiaries.

Joseph A. Fusco has been the Executive Vice President of Government Affairs of the Company and certain of its subsidiaries since June 1996. Since 2000, Mr. Fusco has been the Executive Vice President of Government Affairs of various subsidiaries of the Company. From August 1985 to June 1996, Mr. Fusco practiced law as a partner in various Atlantic City law firms specializing in New Jersey casino regulatory, commercial and administrative law matters, most recently from January 1994 to June 1996 as a partner in the law firm of Sterns & Weinroth, P.C., located in Atlantic City, New Jersey. Mr. Fusco previously served as Atlantic County Prosecutor, a gubernatorial appointment, from April 1981 to July 1985 and as Special Counsel for Licensing for the New Jersey Casino Control Commission from the inception of that agency in September 1977 to March 1981. At the time THCR filed for Chapter 11 in the United States Bankruptcy Court on November 21, 2004, Mr. Fusco served as the Executive Vice President of Government Affairs of THCR and certain of its subsidiaries.

Biographical information for Mr. Perry is provided above under the heading “Election of Directors, Director Information.”

Each of the individuals named above (other than Mr. Trump) serves as an executive officer of the Company pursuant to an employment agreement with the Company. Mr. Trump has a Services Agreement, pursuant to which he has agreed to serve as the Board’s Chairman. (See “Employment Agreements, Termination of Employment and Change-in-Control Arrangements” for a description of certain of these agreements.)

All of the persons listed above are citizens of the United States and have been qualified or licensed by the New Jersey Casino Control Commission and/or the Indiana Gaming Commission.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation paid to or accrued by our Chief Executive Officer, and any person who served in such or similar capacity during the fiscal year ended December 31, 2004 and our four most highly compensated executive officers whose total annual salary and bonus during the last fiscal year exceeded $100,000 (collectively, the “Named Executive Officers”), for each of the last three completed fiscal years. Compensation accrued during one (1) year and paid in another is recorded under the year of accrual.

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus		Securities Underlying Options (1)	All Other Compensation
Donald J. Trump (3) Chairman of the Board	2004 2003 2002	$ $ $	1,500,000 1,500,000 1,500,000		— — —	— — 500,000	$ $ $	447,853 367,159 3,888,927	(2) (2) (2)

Scott C. Butera (4) Exec. VP & Chief Strategic Officer	2004 2003 2002	$ $	1,503,216 461,536 N/A		— — N/A	— — N/A		— — N/A

Mark A. Brown (5) Former President & Chief Executive Officer, Casino Operations Group	2004 2003 2002	$ $ $	1,600,980 1,599,633 1,128,608	$ $	— 100,000 350,000	— — 50,000	$ $ $	6,150 6,000 5,066	(6) (6) (6)

Robert M. Pickus Exec. VP, Secretary & General Counsel	2004 2003 2002	$ $ $	449,358 413,499 381,468	$ $	— 50,000 100,000	— — 30,000	$ $ $	5,572 5,143 4,714	(6) (6) (6)

Francis X. McCarthy, Jr. Exec. VP of Corporate Finance & Chief Financial Officer	2004 2003 2002	$ $ $	449,358 414,385 379,917	$ $	— 100,000 100,000	— — 30,000	$ $ $	5,607 6,000 5,500	(6) (6) (6)

(1)	Options granted under the 1995 Plan. Pursuant to the Plan of Reorganization, the 1995 Plan and all options granted thereunder were cancelled as of the Effective Date.
(2)	The amounts listed for 2003 and 2004 include amounts recorded pursuant to the Amended and Restated Executive Agreement, dated April 10, 2003, by and among Mr. Trump, THCR and THCR Holdings (the “Executive Agreement”), among Mr. Trump, THCR, THCR Holdings and Trump Atlantic City Associates (“TAC”). The amounts listed for 2002 include $3.454 million, recorded pursuant to the services agreement, dated as of December 28, 1993, between Castle Associates and Trump Casinos II, Inc. (the “Castle Services Agreement”) in addition to reimbursement of expenses pursuant to the Executive Agreement. The Castle Services Agreement was terminated in March 2003.
(3)	On July 6, 2005, Donald J. Trump resigned from the position of Chief Executive Officer of the Company.
(4)	Mr. Butera joined the Company on September 3, 2003 pursuant to an employment agreement, dated August 15, 2003. On July 19, 2005, Mr. Butera was appointed as Chief Strategic Officer and an Executive Vice President of the Company. (See “Employment Agreements, Termination of Employment and Change-in-Control Arrangements.”)
(5)	Mark A. Brown resigned, effective July 31, 2005, from his positions as (i) President and Chief Executive Officer of the Company’s Casino Operations Group, (ii) President and Chief Executive Officer of Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC, Trump Marina Associates, LLC, and Trump Indiana, Inc., and (iii) Chief Operating Officer of Trump Taj Mahal Associates.
(6)	Represents vested and unvested contributions made by Trump Plaza Associates, LLC, Trump Taj Mahal Associates, LLC and/or Trump Marina Associates, LLC to the Trump Capital Accumulation Plan. Funds accumulated for an employee under these plans consisting of a certain percentage of the employee’s compensation plus the employer matching contributions equaling 50% of the participant’s contributions, are retained until termination of employment, attainment of age 59½ or financial hardship, at which time the employee may withdraw his or her vested funds.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

Donald J. Trump

Pursuant to the Plan of Reorganization, Mr. Trump’s Executive Agreement was terminated. Pursuant to the Services Agreement entered into by Mr. Trump on the Effective Date, Mr. Trump has agreed to serve as the Chairman of the Board of the Company and certain of the Company’s subsidiaries. Mr. Trump has agreed to participate in up to six (6) promotional events per year on the Company’s behalf, and to reasonably cooperate with the Company in the production of advertisements for the Company at the Company’s sole expense. The initial term of the Services Agreement is three (3) years. The term of the Services Agreement will be automatically extended so that the remaining term on any given date after the expiration of the initial term will be three (3) years, subject to certain terms and conditions.

Under the Services Agreement, Mr. Trump will receive an annual fee of $2 million and be eligible to receive an annual bonus at the discretion of the Compensation Committee. Mr. Trump is also entitled to reimbursement of reasonable and documented expenses incurred by him or his controlled affiliates in connection with the performance of his services and, subject to a budget approved by the Compensation Committee, certain reasonably documented administrative and overhead expenses. In addition, Mr. Trump is entitled to fringe benefits and perquisites in accordance with the Company’s most favorable plans, practices, programs, policies and arrangements for other directors, as well as office space and secretarial and support services consistent with his role as Chairman. The Services Agreement also grants Mr. Trump certain indemnification rights (to the extent Mr. Trump is not entitled to full indemnification under the Company’s charter documents or the Fourth Amended and Restated Partnership Agreement of TER Holdings, dated as of the Effective Date (the “Partnership Agreement”)) with respect to the performance of his obligations under the Services Agreement and his actions as a director, officer, employee or agent of the Company or TER Holdings. Mr. Trump also has the right of advancement of reasonable costs and expenses in connection with such indemnification, and the Company will maintain director and officer liability insurance for Mr. Trump’s benefit consistent with the Company’s current practices.

The Services Agreement may be terminated by Mr. Trump for “Good Reason” or by the Company for “Cause.” Upon termination of the Services Agreement, Mr. Trump will be entitled to all accrued and unpaid salary and bonuses as of the date of termination and reimbursement of all expenses under the agreements plus all fees and bonus that would otherwise be payable for a period of three (3) years following the date of such expiration or termination (i) if Mr. Trump terminates the agreement for “Good Reason,” (ii) if the Company’s stockholders fail to elect Mr. Trump to serve, or otherwise remove Mr. Trump from serving, as a member of the Company’s Board, or (iii) upon Mr. Trump’s death or permanent disability. If the Company and TER Holdings terminate the Services Agreement at or prior to its three (3) year term, Mr. Trump will be entitled to receive a cash lump sum payment of $6 million. Under the Services Agreement, “Cause” means if Mr. Trump (i) is convicted of, or pleads guilty or no contest to any, felony; (ii) engages in conduct that constitutes (a) gross neglect or willful gross misconduct in carrying out his duties to the Company hereunder, in either case, resulting or reasonably likely to result in material economic harm to the Company or TER Holdings, (b) intentional fraud by Mr. Trump in the performance of his duties to the Company under the Services Agreement; or (c) intentional misappropriation of the Company’s funds by Mr. Trump; (iii) materially breaches his obligations under the Services Agreement; (iv) fails to maintain any Material License (as defined in the Services Agreement); or (v) materially and in a recurring manner breaches his obligations under Services Agreement. Under the Services Agreement, “Good Reason” means, in each case without the prior written consent of, or waiver by, Mr. Trump: (i) the failure for any reason of the stockholders of the Company to elect Mr. Trump as a director of the Company; (ii) if then serving as a director of the Company, the failure for any reason of the Board to elect Mr. Trump as the Chairman of the Board; (iii) any material increase or diminution in Mr. Trump’s authority or responsibility as the Chairman of Board of the Company as in effect on the date of the Services Agreement; (iv) the assignment of duties or responsibilities that are inconsistent in any material respect with Mr. Trump’s position or status as the Chairman of the Board; or (v) the failure (for any reason) by the Company or TER Holdings, as the case may be, to pay or provide to Mr. Trump any material amount of compensation or benefit provided for under the Services Agreement, which failure is not been cured by the Company or TER Holdings, as the case may be, within thirty (30) days after its receipt of written notice thereof from Mr. Trump.

James B. Perry

On July 6, 2005, Mr. Perry, the Company and TER Holdings entered into an employment agreement (the “Perry Employment Agreement”) for Mr. Perry to serve as the Company’s and TER Holdings’ Chief Executive Officer. Pursuant to the Perry Employment Agreement, Mr. Perry will receive an annual base salary of not less than $850,000. Mr. Perry will also receive a special bonus of $320,000 payable in January 2006 if he is employed by the Company at January 1, 2006. Commencing in fiscal year 2006, Mr. Perry will be eligible to receive an annual cash bonus. The annual bonus will be based on the achievement of performance targets set by the Compensation Committee, provided, that the annual bonus for each year will be equal to at least 75% of Mr. Perry’s annual base salary if he meets the minimum performance targets, with a maximum annual bonus of up to 175% of Mr. Perry’s target bonus if he meets the maximum performance targets. Mr. Perry will be eligible for grants of equity compensation awards or options under any long-term incentive compensation arrangement or option plans adopted by the Company, or in effect from time to time.

Pursuant to the Perry Employment Agreement, Mr. Perry is to receive 100,000 shares of the Common Stock of the Company once the 2005 Plan is approved by the stockholders of the Company. Mr. Perry’s 100,000 shares of Common Stock are subject to the restriction that 30% of the stock may not be sold, assigned, pledged or otherwise disposed of or encumbered by Mr. Perry until June 30, 2006 and 70% of the stock may not be sold, assigned, pledged or otherwise disposed of or encumbered until June 30, 2007, unless his employment is terminated without Cause (as defined in the Perry Employment Agreement) or for Good Reason (as defined in the Perry Employment Agreement), in which case the restrictions will immediately expire and be void.

If Mr. Perry is terminated other than for “Cause,” death or disability, or resigns for “Good Reason”: (i) Mr. Perry will receive in a lump sum in cash the aggregate of: (A) the sum of: (1) any accrued but unpaid annual base salary and any accrued but unused vacation, (2) expenses that are reimbursable but have not been reimbursed, and (3) the annual bonus for the fiscal year immediately preceding the fiscal year in which the date of termination occurs if such bonus had been determined but not paid as of the date of termination and that portion of the annual bonus to which Mr. Perry would be entitled for the fiscal year of termination prorated for that portion of the fiscal year that he was employed, and the special bonus if not previously paid; and (B) a lump sum amount equal to the current year’s annual base salary and the previous year’s annual bonus or the special bonus, whichever is greater; (ii) the Company will pay or provide Mr. Perry any other amounts or benefits required to be paid or provided or which Mr. Perry is eligible to receive under any plan, program, policy or practice or contract agreement (other than any severance plan, program, policy or practice or contract or agreement) of the Company and its affiliates; (iii) all unvested options shall vest; and (iv) any remaining restrictions on any stock granted to Mr. Perry shall immediately expire and be void. Under the Perry Employment Agreement, “Cause” means (i) Mr. Perry’s gross, willful and continued failure to substantially perform his duties under the Perry Employment Agreement, other than any such failure resulting from incapacity due to physical or mental illness, which failure has continued for a period of at least 30 days following delivery to Mr. Perry of a written demand for substantial performance specifying the manner in which Mr. Perry has failed to continually substantially perform; or (ii) Mr. Perry’s willful engagement in malfeasance, fraud, dishonesty or misconduct that causes any material injury to the business or reputation of the Company; or (iii) Mr. Perry’s conviction of, or plea of guilty or nolo contendere to any felony; or (iv) denial, revocation or non-renewal by any gaming regulatory agency with power to license casino businesses and jurisdiction over any of the Company’s casino businesses of any required license or qualification and the exhaustion of all appeals therefrom or, in the absence of an appeal, the exhaustion of any appeal period. Under the Perry Employment Agreement, “Good Reason” means (i) a reduction by the Company in Mr. Perry’s annual base salary or a reduction in Mr. Perry’s target bonus as a percentage of Mr. Perry’s annual base salary or any other reduction in Mr. Perry’s compensation and benefits as set out in the Perry Employment Agreement; (ii) the removal of Mr. Perry by the Company from the position of Chief Executive Officer (other than pursuant to a termination of Mr. Perry’s employment for death, disability or Cause); (iii) the Company permitting or authorizing any person or entity to act as an officer or employee or agent superior to Mr. Perry other than the Board or one of its committees; (iv) a material diminution in Mr. Perry’s authority, duties or responsibilities (other than as a result of Mr. Perry’s physical or mental incapacity which impairs his ability to materially perform his duties or responsibilities as confirmed by a doctor reasonably acceptable to Mr. Perry or his representative and such diminution lasts only for so long as such doctor determines such incapacity impairs Mr. Perry’s ability to materially perform his duties or responsibilities) as Chief Executive Officer of the Company; (v) the sale of or transfer of control over more than 50% of the undiluted Common Stock of the Company to or by any person or entity (or affiliates thereof) or the sale of substantially all of the assets of the Company to a person or entity (or affiliates thereof) not currently owing more than 50% of the undiluted Common Stock; or if at any time a majority of the Board consists of individuals other than Incumbent Members (the members of the Board on the Effective Date; provided, that any person becoming a member of the Board after the Effective Date whose election or nomination was voted affirmatively by more than 50% of the Incumbent Members is considered to be an Incumbent Member.)

Mark Juliano

On July 19, 2005, the Company and TER Holdings entered into an employment agreement with Mark Juliano (the “Juliano Employment Agreement”) for Mr. Juliano to serve as the Company’s Chief Operating Officer effective as of August 8, 2005 (the “Juliano Effective Date”). Under the Juliano Employment Agreement, Mr. Juliano will receive an annual base salary of at least $775,000. Mr. Juliano also received a bonus for fiscal year 2005 of $300,000 pursuant to the Juliano Employment Agreement. Commencing in fiscal year 2006, Mr. Juliano will be eligible to receive a cash performance bonus. The performance bonus will be based on the achievement of performance targets set by the Compensation Committee. The performance bonus will be at least 60% of Mr. Juliano’s annual base salary if he meets the minimum performance targets and a maximum of up to 100% of Mr. Juliano’s annual base salary for exceptional performance.

Mr. Juliano is eligible to participate in the Company’s long-term compensation plan(s), as established by the Board or its Compensation Committee from time to time. In addition, immediately upon establishment of an equity compensation plan, Mr. Juliano will receive (i) an initial grant of 90,000 restricted shares of the Company’s Common Stock, with all restrictions lapsing in one-third increments on each of July 31, 2006, 2007 and 2008, and (ii) an initial stock option grant of 300,000 shares, vesting in one-third increments on each of July 31, 2008, 2009 and 2010. All awards are subject to the requirement that Mr. Juliano be employed by the Company on each vesting date. If an equity compensation plan is not established by any of the vesting dates specified above, Mr. Juliano is entitled to receive an alternative cash award within 15 days of any vesting date in an amount equal to the then value of each restricted share that would have vested, plus the then fair market value of one (1) share of Common Stock of the Company less the fair market value of one (1) share of Common Stock of the Company on the date of execution of the Juliano Employment Agreement for each option vested.

If Mr. Juliano’s employment is terminated by the Company “Without Cause” or by Mr. Juliano with “Good Reason”, Mr. Juliano will be entitled to (i) receive over a period of fifty-two (52) weeks, payment of (A) Salary Continuation (as defined in the Juliano Employment Agreement), plus paid time off earned and unused through the Separation Date (as defined in the Juliano Employment Agreement) and (B) a pro rata bonus for the then current year based on performance of the Company, paid in the following year when bonuses are normally distributed, (ii) health and dental participation, but not eligibility for the Company’s long-term disability plan, if any, (iii) at the Company’s expense, executive outplacement services being provided at that time to terminated executives at his grade level, (iv) exercise, for a period of one (1) year, all vested option grants (and those that become vested) during the Salary Continuation Period (as defined in the Juliano Employment Agreement), and (v) the receipt of a release from the Company. The foregoing payments are all subject to Mr. Juliano executing a Release (as defined in the Juliano Employment Agreement). Pursuant to the Juliano Employment Agreement, termination of employment for “Cause” means (i) dishonesty or fraud, (ii) disclosure of confidential information regarding the Company, (iii) aiding a competitor (as defined in the Juliano Employment Agreement) of the Company, (iv) the use by Mr. Juliano of controlled substances (not legally prescribed by a physician) or the use of alcohol that interferes, in the sole discretion of the Company, with the performance of Mr. Juliano’s duties, (v) willful misconduct, acts of moral turpitude, malfeasance or gross negligence in the performance of his duties hereunder, or (vi) the failure to obtain and maintain all licenses, qualifications and credentials required by any state or Federal agency or authority having jurisdiction over the Company, or its employees or properties, in any case under clauses (i) through (vi) which are materially injurious to the business or reputation of the Company or any of its affiliates, as determined in good faith by the Board or the Chief Executive Officer of the Company. Under the Juliano Employment Agreement, “Good Reason” means (i) failure by the Company to pay or provide to Mr. Juliano any compensation or benefits to which he is entitled; (ii) a change in Mr. Juliano’s status, reporting relationships, positions, titles, offices or responsibilities that constitutes a material change (any change following a “Change in Control”) from Mr. Juliano’s status, reporting relationships, positions, titles, offices or responsibilities as in effect immediately before such change; or the assignment of Mr. Juliano of any duties or responsibilities that are substantially inconsistent with Mr. Juliano’s status, positions, titles, offices or responsibilities as in effect immediately before such assignment; (iii) changing the location of Mr. Juliano’s principal duties to a location outside of Atlantic City, New Jersey, provided that the Company may require Mr. Juliano to travel on business as long as such travel is reasonable; (iv) any material uncured breach by the Company of the Juliano Employment Agreement or any other agreement between the Company and Mr. Juliano following notice and the cure period set forth in the Juliano Employment Agreement; or (v) the failure by the Company to obtain, before completion of a “Change in Control,” an agreement in writing from any successors and assigns, to assume and agree to perform the Juliano Employment Agreement.

If Mr. Juliano is terminated following a “Change of Control,” Mr. Juliano will receive, subject to his execution of a release, a lump sum payment in cash within thirty (30) days of the Separation Date, equal to two (2) times the sum of Mr. Juliano’s annual base salary and the target bonus. In addition, if Mr. Juliano is terminated following a “Change of Control”, all equity stock awards will immediately vest. Under the Juliano Employment Agreement, “Change of Control” means (i) the acquisition by any person, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (excluding, for this purpose, (A) the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership, (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or (ii) the Incumbent Board (individuals who, as of the date of the Juliano Employment Agreement, constitute the Board) ceases for any reason to constitute at least a majority of the Board, (provided that any person becoming a director subsequent to the date of the Juliano Employment Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be, for purposes of the Juliano Employment Agreement, considered as though such person were a member of the Incumbent Board); or (iii) consummation of (A) a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, (B) a liquidation or dissolution of the Company, or (C) the sale of all or substantially all of the assets of the Company.

Scott C. Butera

Since July 19, 2005, Mr. Butera has been serving as Chief Strategic Officer and an Executive Vice President of the Company. Until July 19, 2005, Mr. Butera served as President and Chief Operating Officer of THCR and THCR Holdings and the Chief Operating Officer of certain of the Company’s subsidiaries pursuant to an employment agreement, dated August 15, 2003 (the “Butera Employment Agreement”). The Butera Employment Agreement commenced on September 3, 2003, expires on September 2, 2006 and provides for an initial annual base salary of $1.5 million. The Butera Employment Agreement may be terminated by THCR and THCR Holdings if Mr. Butera’s gaming license is terminated and/or suspended or revoked or if Mr. Butera commits an act constituting “Cause,” defined in the Butera Employment Agreement as (i) Mr. Butera’s breach of any of the provisions of the Butera Employment Agreement or any employment conduct rules, (ii) an act of dishonesty, (iii) Mr. Butera’s deliberate and intentional refusal to perform his duties under the Butera Employment Agreement or Mr. Butera’s failure, as determined solely by THCR and THCR Holdings, to properly perform and execute his duties under the Butera Employment Agreement, (iv) any act by Mr. Butera that in the Company’s and THCR Holdings’ sole opinion would adversely reflect upon the Company and THCR Holdings or would impair Mr. Butera’s ability to effectively perform his duties under the Butera Employment Agreement, or (v) Mr. Butera’s disability or death. Upon termination for “Cause,” Mr. Butera is entitled to receive compensation accrued yet unpaid as of the date of termination. During the term of the Butera Employment Agreement, Mr. Butera has agreed to devote his full time, attention and efforts to the Company’s and THCR Holdings’ business, and not to accept employment, either as an employee, consultant or independent contractor, with any other casino hotel located within a 250-mile radius of any casino owned, operated or managed by THCR, THCR Holdings or any subsidiary or affiliate thereof. Mr. Butera has also agreed not to consult with or otherwise engage, either directly or indirectly, in any other activities of a business nature for any other person or entity without the Company’s and THCR Holdings’ prior written consent.

Mark A. Brown

Until July 31, 2005, Mr. Brown served as the President and Chief Executive Officer of the Company’s Casino Operations Group and President and Chief Executive Officer of Plaza Associates, Taj Associates, Marina Associates and Trump Indiana, Inc. (collectively, the “Trump Entities”) pursuant to an employment agreement, dated March 16, 1998, as amended (the “Brown Employment Agreement”), by and among Mr. Brown and the Trump Entities. In connection with Mr. Brown’s resignation, the Brown Employment Agreement was terminated effective as of July 31, 2005. The Brown Employment Agreement provided for an annual salary of (i) $1.7 million for the 12-month period commencing January 1, 2005 and (ii) $1.8 million for the 12-month period commencing January 1, 2006. The Brown Employment Agreement had been scheduled to expire on December 31, 2006. The Company has fulfilled its obligations under the terms of the Brown Employment Agreement through its scheduled expiration date.

Robert M. Pickus

Mr. Pickus serves as Executive Vice President and General Counsel of the Company, TER Holdings and TAC (collectively, the “Trump Companies”) pursuant to an employment agreement, dated April 17, 2000 (the “Pickus Employment Agreement”). The Pickus Employment Agreement, as amended, expires on December 31, 2006 and provides for an initial annual base salary of $400,000, which increases at a rate not less than 5% per annum commencing January 1, 2004, and a discretionary bonus. The Pickus Employment Agreement may be terminated by the Trump Companies for “Cause,” defined in the Pickus Employment Agreement as (i) the revocation of Mr. Pickus’ casino key employee license, (ii) Mr. Pickus’ conviction for certain crimes, (iii) Mr. Pickus’ disability or death, or (iv) Mr. Pickus’ breach of his duty to the Trump Companies. Upon termination for “Cause,” Mr. Pickus is entitled to receive compensation accrued yet unpaid as of the date of termination. Mr. Pickus may terminate the Pickus Employment Agreement at any time following a “Change of Control,” effective on the 30th day after notice of a “Change of Control” is provided in accordance with the Pickus Employment Agreement, and Mr. Pickus shall be entitled to receive a lump sum payment for the full amount of unpaid compensation for the full term of the Pickus Employment Agreement. The Pickus Employment Agreement defines “Change of Control” as (i) the acquisition of (x) the Trump Companies or (y) more than 35.0% of the Company’s Common Stock, or equivalent limited partnership interests of THCR Holdings, by an unrelated party or (ii) the sale or long-term lease of all or substantially all of the assets of the Trump Companies. During the term of the Pickus Employment Agreement, Mr. Pickus has agreed to devote his full time, attention and efforts to the Trump Companies, and not to accept employment, either as an employee, consultant or independent contractor, with any other casino hotel located in Atlantic City, New Jersey. Mr. Pickus has also agreed not to consult with or otherwise engage, either directly or indirectly, in any other activities of a business nature for any other person or entity without the Trump Companies’ prior written consent.

Francis X. McCarthy, Jr.

Mr. McCarthy serves as Executive Vice President of Corporate Finance of the Trump Companies pursuant to an employment agreement, dated April 17, 2000 (the “McCarthy Employment Agreement”). The McCarthy Employment Agreement, as amended, expires on December 31, 2006 and provides for an initial annual base salary of $400,000, which increases at a rate not less than 5% per annum commencing January 1, 2004, and a discretionary bonus. The McCarthy Employment Agreement may be terminated for “Cause,” defined in the McCarthy Employment Agreement as (i) the revocation of Mr. McCarthy’s casino key employee license, (ii) Mr. McCarthy’s conviction for certain crimes, (iii) Mr. McCarthy’s disability or death, or (iv) the breach by Mr. McCarthy of his duty to the Trump Companies. Upon termination for “Cause,” Mr. McCarthy is entitled to receive compensation accrued yet unpaid as of the date of termination. Mr. McCarthy may terminate the McCarthy Employment Agreement at any time following a “Change of Control,” effective on the 30th day after notice of a “Change in Control” is provided in accordance with the McCarthy Employment Agreement, and Mr. McCarthy shall be entitled to receive a lump sum payment of the full amount of the unpaid compensation for the full term of the McCarthy Employment Agreement. The McCarthy Employment Agreement defines “Change of Control” as (i) the acquisition of (x) the Trump Companies or (y) more than 35.0% of the Company’s Common Stock, or equivalent limited partnership interests of THCR Holdings, by an unrelated party or (ii) the sale or long-term lease of all or substantially all of the assets of the Trump Companies. During the term of the McCarthy Employment Agreement, Mr. McCarthy has agreed to devote his full time, attention and efforts to the Trump Companies, and not to accept employment, either as an employee, consultant or independent contractor, with any other casino hotel located in Atlantic City, New Jersey. Mr. McCarthy has also agreed not to consult with or otherwise engage, either directly or indirectly, in any other activities of a business nature for any other person or entity without the Trump Companies’ prior written consent.

Compensation of Directors

Mr. Trump, the Chairman of our Board, received no remuneration for serving as such during the fiscal year ended December 31, 2004. Members of our Board who are also employees or consultants of the Company and its affiliates receive no directors’ fees. During fiscal year 2004, non-employee directors of the Company’s Board were paid an annual stipend of $50,000, plus $2,000 per meeting attended and reasonable out-of-pocket expenses incurred in attending these meetings.

The Board has determined that the independent directors from and after the Effective Date should be paid an annual retainer of $150,000, and receive 10,000 shares of restricted stock as of the Effective Date and an additional 5,000 shares of restricted stock each May 1st thereafter, subject to the approval of the 2005 Plan. In addition, the Chairman of the Audit Committee is to be paid additional cash compensation equal to $50,000 and the Chairman of each of the Corporate Governance and Nominating Committee and of the Compensation Committee are to be paid additional cash compensation equal to $25,000 per year. Each of the members of the Audit Committee and the Compensation Committee, in each case other than their respective Chairman, receive additional cash compensation equal to $5,000 per year. The Company’s lead director is paid an additional $35,000 annually.

Our compensation arrangements with Mr. Trump and Mr. Perry are described above. (See “Employment Agreements, Termination of Employment and Change-in-Control Arrangements.”)

Compensation Committee Interlocks and Insider Participation

In general, our executive officers’ compensation is determined by our Board’s Compensation Committee, which currently consists of Morton E. Handel (Chairman), Edward H. D’Alelio and Don M. Thomas. During 2004, no officer or employee of THCR, other than Mr. Trump, participated in the Board’s deliberations concerning executive compensation. Mr. Trump did not participate in the compensation committee’s deliberations concerning his own compensation under the Services Agreement. (See “Employment Agreements, Termination of Employment and Change-in-Control Arrangements; Donald J. Trump.”)

During 2004, we and our subsidiaries were involved in several transactions, or series of similar transactions, in which the amount exceeds $60,000 and in which Mr. Trump had or will have a direct or indirect material interest. Below is a brief description of such transactions:

Trump Tower Lease.    Pursuant to the lease, dated November 1, 1996, as amended, with Trump Tower Commercial, LLC (the “Trump Tower Lease”), we lease office space in Trump Tower located in New York, New York for general, executive and administrative purposes from Trump Tower Commercial, LLC, an entity owned by Mr. Trump. The Trump Tower Lease expires on August 31, 2010. The annual rent, payable in equal monthly installments, during the three (3) year period from September 1, 2003 to August 31, 2006 is $68,459. The annual rent during the last four (4) year period was $72,262. According to the lease, we are also obligated to pay imposed property taxes and porters’ wage escalation increases. During the year ended December 31, 2004, we incurred and paid $3,872 in property taxes and wage increases.

Use of Trump’s Facilities.    Beginning in late 1997, the Trump Atlantic City Properties (Trump Taj Mahal, Trump Plaza and Trump Marina) began to utilize certain facilities owned by Mr. Trump to entertain high-end customers. During the fiscal year ended December 31, 2004, the Company incurred approximately $0.5 million in customer and management costs associated with utilizing these facilities. In exchange for having Mr. Trump’s personal airplane available to customers of the Trump Atlantic City Properties, the Company incurred pilot costs of approximately $0.3 million for the fiscal year ended December 31, 2004.

Casino Services Agreement.    We service the Trump Casino Properties and manage their administrative overhead costs through a casino services agreement, dated January 1, 1998, as amended (the “Casino Services Agreement”), with Trump Administration, a division of Taj Associates, a subsidiary which operates the Trump Taj Mahal. Trump Administration assumed the rights and responsibilities of the Casino Services Agreement when we merged Trump Casino Services, LLC into Taj Associates in December 2000. Pursuant to the Casino Services Agreement, Trump Administration provides each of our properties with managerial, financial, accounting, purchasing, legal and other services incidental to running a casino and hotel. In return, the properties reimburse Trump Administration, on a ratable basis, for all of the costs and expenses incurred by Trump Administration in providing such casino services, including all payroll and employee benefits and related costs associated with the employees utilized by Trump Administration, as well as all overhead and other expenses incurred in the ordinary course of providing such services. The Casino Services Agreement expires on January 1, 2008, unless earlier terminated upon 90 days’ prior written notice.

Trademark License Agreement and Trademark Security Agreement.    On the Effective Date, TER Holdings, the Company and certain of its subsidiaries entered into a trademark license agreement with Mr. Trump (the “Trademark License Agreement”), which grants TER Holdings a perpetual, exclusive, royalty-free license to use Mr. Trump’s name and likeness in connection with TER Holdings’ casino and gaming activities, subject to certain terms and conditions. The Trademark License Agreement amends and restates Mr. Trump’s trademark license agreement with the Company in effect prior to the Effective Date. TER Holdings may sublicense the right to use the licensed marks to the Company and/or any subsidiary of TER Holdings and persons or entities providing casino services and products on any Company property. TER Holdings has agreed to certain quality control provisions in order to protect the goodwill and integrity associated with the licensed marks and Mr. Trump’s likeness, and has agreed to obtain minimum comprehensive general liability insurance, workers’ compensation insurance and umbrella liability insurance in certain minimum amounts.

If Mr. Trump’s Services Agreement is terminated by the Company or TER Holdings other than for “Cause” or by Mr. Trump for “Good Reason,” or if the Company and TER Holdings are not offering terms to Mr. Trump pursuant to a Services Agreement at least as favorable to Mr. Trump as his Services Agreement (in each case other than as a result of Mr. Trump’s death or permanent disability), then TER Holdings will have the option to convert the trademark license into a royalty-bearing license with a ten (10) year term. For each Company property that uses the licensed marks or Mr. Trump’s likeness, Mr. Trump will be entitled to an annual royalty, payable quarterly in the amount of (i) $500,000 for each Company property with an annual EBITDA (as defined in the Trademark License Agreement) of at least $25 million or (ii) $100,000 for each Company property with an annual EBITDA of less than $25 million, provided that aggregate royalties will not exceed $5 million a year. Any payments that are not paid within thirty days after such payments are due will bear interest from the end of such thirty-day period at the rate of ten percent (10%) per annum. Mr. Trump’s obligations under the Trademark License Agreement are secured by an amended and restated trademark security agreement, pursuant to which Mr. Trump has granted TER Holdings a first priority security interest in the licensed marks in connection with casino services and products.

Riviera Holdings Corporation.    On July 1, 2002, Mr. Trump purchased 350,000 shares of Common Stock of Riviera Holdings Corporation (“Riviera”), a Nevada corporation which, through its wholly owned subsidiaries, owns and operates the Riviera Hotel & Casino located in Las Vegas, Nevada and Riviera Black Hawk Casino located in Black Hawk, Colorado. The source of the funds was Mr. Trump’s personal resources. On July 10, 2002, consistent with the contribution agreement, dated as of June 12, 1995, between Mr. Trump and THCR Holdings (the “Contribution Agreement”), Mr. Trump granted THCR Holdings, at no cost, an option (the “Option”) to purchase his 350,000 shares of Riviera’s Common Stock until December 31, 2003 at an exercise price equal to the greater of (i) Mr. Trump’s cost of acquiring the shares ($2,275,000 plus incurred brokerage fees and commissions) and (ii) the fair market value of the shares based upon the 20 trading day average closing price of Riviera’s Common Stock as reported on the American Stock Exchange preceding the exercise of the Option. On December 26, 2002, Mr. Trump purchased an additional 8,000 shares of Riviera’s Common Stock for an aggregate purchase price of approximately $37,970, net of brokerage commissions. Consistent with the Contribution Agreement, Mr. Trump granted, at no cost, THCR Holdings an option (the “Additional Option”) to purchase the 8,000 shares on the same terms as the Option. On December 18, 2003, Mr. Trump and THCR Holdings amended the Option and the Additional Option to extend the expiration date of the options from December 31, 2003 through December 31, 2004. On April 5, 2004, Mr. Trump sold the 358,000 shares of Riviera’s Common Stock to THCR Holdings at the exercise price set forth above and the Option and Additional Option were thereupon terminated.

On the Effective Date, the Contribution Agreement terminated pursuant to the Plan of Reorganization and the Services Agreement.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The following report of the Compensation Committee and the performance graphs that appear immediately after such report shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.

The current Compensation Committee of the Board of the Company was established after the Company’s emergence from bankruptcy on May 20, 2005 and therefore was not involved with the Company’s 2004 compensation decisions. Set forth below is a summary of the compensation philosophy of the current Compensation Committee.

The Compensation Committee acts on behalf of the Company’s Board and the holders of the Company’s equity and debt securities to administer the Company’s compensation program as it applies to the Company’s executives. On June 3, 2005, TER’s Board appointed the current members of the Compensation Committee: Morton E. Handel (Chairman), Edward H. D’Alelio and Don M. Thomas. Messrs. Handel and D’Alelio are Class A Directors and commenced serving on the Board on the Effective Date. Mr. Thomas has been serving as a member of the Board of the Company and certain of its subsidiaries since 1995. Each of our members is deemed to be “independent,” as that term is defined by rules of NASDAQ. The Compensation Committee operates under a charter which was duly adopted by the Board on June 23, 2005.

Fundamental Objective.    The fundamental objective of the Compensation Committee is to design and implement a competitive compensation program that attracts, motivates, rewards and retains executives while aligning their interests with the interests of the Company’s equity and debt holders. The program gives the Board and holders of the Company’s equity and debt securities comfort that (i) the achievement of the overall goals and objectives of the Company can be supported by adopting an appropriate executive compensation policy and implementing it through an effective comprehensive compensation program and (ii) the total compensation program and practices of the Company are designed with full consideration of all accounting, tax, securities law and other regulatory requirements and are of the highest quality.

The Company’s executive compensation program currently consists of two key elements: (i) an annual compensation component composed of base salary and bonus and (ii) a long-term compensation component composed of equity-based awards pursuant to the 2005 Plan. Upon the unanimous recommendation of the Compensation Committee, the Board duly adopted the 2005 Plan on August 9, 2005. Stockholders are being asked to adopt the 2005 Plan as part of the Annual Meeting.

Evaluation Process.    In order to meet our committee’s fundamental objective, since our appointment on the Effective Date, we have been engaged in an ongoing process of re-examining executive compensation in light of current market conditions, the overall performance of the Company and of each individual property, and its executives on a property and individual basis. In anticipation of the Company’s emergence from reorganization proceedings, the Company engaged an independent compensation consulting firm which conducted one-on-one interviews with certain members of the Company’s management team, examined the Company’s compensation practices and prepared a report regarding the appropriate compensation guidelines for the Company’s executive officers. Generally, their report provided a comparative analysis of each of the three components which make up the Company’s compensation program based on our peer companies: (i) annual base salary, (ii) annual bonus compensation based on the overall performance of the Company and for a particular property when relevant, and (iii) long-term incentive compensation.

Annual Compensation.    The Compensation Committee generally targets annual salary and bonus levels to be competitive with other similarly sized companies in the casino entertainment industry. Base salaries are determined by evaluating the responsibilities associated with the position being evaluated and an individual’s overall level of experience. Annual salary adjustments are made by giving consideration to the Company’s performance and an individual’s contribution to that performance.

Bonuses are based on the Compensation Committee’s assessment of the Company’s performance and an individual’s contribution to that performance. Corporate performance is measured by various quantitative and qualitative factors. The primary quantitative factors that will be reviewed by the Compensation Committee include such performance measures as net income and return on average stockholders’ equity, both as absolute measures and relative to previous years. Significant qualitative factors that will be evaluated by the Compensation Committee include the Company’s performance in relation to industry performance, progress toward achievement of the Company’s long-term business goals, the quality of the Company’s earnings and the overall business and economic environment. The Compensation Committee believes that, in accordance with its exercise of sound business judgment, the determination of annual salary and bonus levels is inherently subjective and must include a review of all relevant information, with no predetermined weight given to any of the factors considered.

CEO Compensation.    Effective as of July 6, 2005, James B. Perry has been appointed as Chief Executive Officer of the Company. Mr. Perry’s compensation consists of the following three components: (i) base salary, (ii) annual cash performance incentives, and (iii) equity based compensation incentives.

Long-Term Compensation.    In order to align stockholder and executive officer interests, the long-term component of the Company’s executive compensation program utilizes equity-based awards whose value is directly related to the value of the Common Stock. These equity-based awards will be granted by the Compensation Committee pursuant to the 2005 Plan. Individuals to whom equity-based awards are to be granted and the amount of Common Stock related to equity-based awards will be determined solely at the discretion of the Compensation Committee. Because individual equity-based award levels will be based on a subjective evaluation of an individual’s overall past and expected future contribution, no specific formula is used to determine such awards for any executive.

Tax Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the tax deductibility of compensation in excess of $1.0 million paid to certain members of senior management, unless the payments are made under a performance-based plan as defined in Section 162(m) of the Code. The 2005 Plan is designed to allow for the grant of equity-based awards that are performance-based and therefore exempt from the application of Section 162(m) of the Code. While the Compensation Committee considers the deductibility of senior management compensation in making its decisions, it also believes it is important to maintain the flexibility to take actions it considers to be in the best interests of the Company and the stockholders, which may be based on considerations in addition to Section 162(m) of the Code.

COMPENSATION COMMITTEE

Morton E. Handel, Chairman
Edward H. D’Alelio
Don M. Thomas

Performance of Our Common Stock

Two graphs are provided below setting forth cumulative total return information. The first chart compares the cumulative total stockholder return on the Old Common Stock for the period from December 31, 1999 through December 20, 2004, to Standard & Poor’s 500 Stock Index and the Dow Jones US Gambling Index. (See “Reorganization.”)

The second graph compares the cumulative total stockholder return on TER’s Common Stock from Effective Date through July 29, 2005, to Standard & Poor’s 500 Stock Index and the Dow Jones US Gambling Index over the same period.

The first graph assumes that on December 31, 1999, $100 was invested in the Old Common Stock and in each of the Standard & Poor’s 500 Stock Index and Dow Jones US Gambling Index, with dividends reinvested. The second graph assumes that on the Effective Date, $100 was invested in TER’s Common Stock and in each of the Standard & Poor’s 500 Stock Index and Dow Jones US Gambling Index, with dividends reinvested. Note that historic stock price performance is not necessarily indicative of future stock price performance.

	Cumulative Total Return

	12/99	12/00	12/01	12/02	12/03	12/04	5/19/05
THCR	$100.00	$55.56	$34.07	$77.04	$64.00	$59.85	$46.81
S&P 500	$100.00	$90.89	$80.09	$62.39	$80.29	$89.02	$85.46
DOW JONES US GAMBLING	$100.00	$109.34	$120.49	$132.59	$205.04	$272.89	$252.70

	Cumulative Total Return

	5/20/05	5/05	6/05	7/05
TER	$100.00	$130.52	$136.55	$189.76
S&P 500	$100.00	$103.18	$103.33	$107.17
DOW JONES US GAMBLING	$100.00	$106.18	$106.05	$106.05

Option Grants in Fiscal 2004; Fiscal Year Option Value

No options were granted under THCR’s 1995 Plan during the fiscal year ended December 31, 2004. On the Effective Date, all options granted under the 1995 Plan were extinguished and deemed cancelled. The following table sets forth information concerning the fiscal year-end value of unexercised options provided on an aggregate basis for THCR’s Old Common Stock.

2004 FISCAL YEAR OPTION VALUE (1) (2)

	Number of Securities Underlying Unexercised Options at 2004 Fiscal Year End
Name	Exercisable	Unexercisable
Donald J. Trump	1,800,000	200,000
Scott C. Butera	—	—
Mark A. Brown	38,000	20,000
Robert M. Pickus	48,000	12,000
Francis X. McCarthy, Jr.	28,000	12,000

(1)	Pursuant to the Plan of Reorganization, the THCR’s 1995 Plan and all options granted thereunder were cancelled on the Effective Date.
(2)	The closing sales price of the Old Common Stock on December 31, 2004 was $2.02.

Stock Option Plans

In June 1995, THCR’s Board adopted, with stockholder approval, the 1995 Plan. Pursuant to the Plan of Reorganization, the 1995 Plan and all options granted thereunder were cancelled on the Effective Date.

The Board has approved TER’s 2005 Plan to grant incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares and other stock-based awards to officers, employees, consultants and independent directors of the Company. The 2005 Plan is being submitted to stockholders for approval at the Annual Meeting.

The Company has reserved four million (4,000,000) shares of Common Stock for issuance under the 2005 Plan, superseding and replacing any prior option pool outstanding with respect to the 1995 Plan.

PROPOSAL 3:

ADOPTION OF 2005 INCENTIVE AWARD PLAN

Pursuant to the Plan of Reorganization, the Company was authorized to implement a new stock incentive plan as soon as practicable after the Effective Date.

The Board has adopted the 2005 Plan, subject to approval by the stockholders. The Board recommends that stockholders approve the 2005 Plan at the Annual Meeting. If the 2005 Plan is approved by the Company’s stockholders, the Company intends to prepare and file a Registration Statement on Form S-8 promulgated by the Exchange Act to register the Common Stock issuable pursuant to any awards granted or available for grant under the 2005 Plan. The 2005 Plan is integral to the Company’s compensation strategies and programs for directors, employees and consultants.

The 2005 Plan provides for grants of Options (both incentive and non-qualified as discussed below), Stock Appreciation Rights, Restricted Stock awards, Performance Share awards, Performance Stock Unit awards, Restricted Stock Unit awards, Dividend Equivalent awards, Stock Payment awards, Deferred Stock awards, Performance Bonus awards, Performance awards and other Stock-Based awards, as each of those terms is defined in the 2005 Plan (collectively, the “Awards”).

Approval of the 2005 Plan requires the affirmative vote of a majority of the votes duly cast by holders of the Company’s Common Stock and Class B Common Stock, voting as a simple class. The following is a summary of certain principal features of the 2005 Plan and of the Awards available for grant under the 2005 Plan. This summary is qualified in its entirety by reference to the complete text of the 2005 Plan, which is attached to this Proxy Statement as Annex A. Stockholders are urged to read the actual text of the 2005 Plan in its entirety.

Purpose.    The purpose of the 2005 Plan is to promote the success and enhance the value of, as well as aid the Company by linking the personal interests of current and future members of the Board, employees and consultants to those of stockholders of the Company. The 2005 Plan provides a means through which these individuals are incentivized to continue providing the Company with outstanding performance and generate superior returns to the Company stockholders. The 2005 Plan also provides flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, employees and consultants.

Administration.    The 2005 Plan will be administered by the Board’s Compensation Committee. References to the Compensation Committee shall refer to the Board if the Compensation Committee should cease to exist and the Board does not appoint a successor committee. Each member of the Compensation Committee must qualify as a “non-employee director” as defined under Rule 16b-3 under the Exchange Act, an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and an “independent director” under the rules of any national securities exchange or national securities association, as applicable. The Compensation Committee may act by majority of its members present at a meeting where a quorum is present. However, the full Board, acting by majority of its members in office, shall conduct the general administration of the 2005 Plan with respect to all Awards granted to independent directors; provided that Options granted to independent directors will be Non-Qualified Stock Options. The expense of administering the 2005 Plan shall be borne by the Company and its subsidiaries.

Subject to the terms of the 2005 Plan, the Compensation Committee is authorized to (i) select Participants (as defined in the 2005 Plan) eligible to receive Awards, (ii) determine the type and number of Awards to be granted, (iii) determine the number of shares of Common Stock to which an Award will relate, (iv) determine the terms and conditions of any Award granted pursuant to the 2005 Plan (including the exercise price, grant price and restrictions or limitations, accelerations or waivers), (v) decide all other matters that must be determined in connection with an Award, (vi) establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the 2005 Plan, and (vii) make all other decisions and determinations that may be required pursuant to the 2005 Plan or as the Compensation Committee deems necessary or advisable to administer the 2005 Plan.

Shares Available for Awards.    Subject to adjustments as described below under the heading “Changes in Capital Structure,” the maximum number of shares of Common Stock that will be available for the grant of Awards under the 2005 Plan will be 4,000,000 shares of Common Stock. Such number of shares constitutes 5.3% of the issued and outstanding shares of Common Stock of the Company as of the close of business on the Record Date. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Common Stock subject to the Award shall again be available for grant of an Award pursuant to the 2005 Plan. Additionally, any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the 2005 Plan. To the extent permitted by applicable law or regulation, shares of Common Stock issued in the assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries shall not be counted against shares of Common Stock available for grant pursuant to the 2005 Plan. The maximum number of shares of Common Stock with respect to one or more Awards that may be granted to any one Participant during a calendar year is 2,000,000 shares of Common Stock.

Term of the 2005 Plan.    Unless earlier terminated by the Board, as described below under the heading “Amendment and Termination,” the 2005 Plan will terminate on August 9, 2015, which is the tenth anniversary after the Board adopted the 2005 Plan by resolution. No Awards may be granted after such date and any Awards that are outstanding on such date shall remain in force according to the terms of the 2005 Plan and the applicable Award Agreement (as defined in the 2005 Plan).

Eligibility.    The persons eligible to receive Awards under the 2005 Plan are the Company’s officers, Employees (as defined in accordance with Section 3401(c) of the Code), Consultants (as defined in the 2005 Plan) and members of the Board. Persons receiving Awards will enter into individual Award Agreements with the Company that contain the terms and conditions of the Award established by the Compensation Committee. Awards of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units and Other Stock-Based Awards may only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board. The Compensation Committee may, however, determine that these awards can be exercised or paid subsequent to termination of employment or services, as applicable, or following a Change in Control of the Company, or because of Participant’s retirement, death or disability.

Stock Options.    The Compensation Committee is authorized to grant stock options, including incentive stock options under Section 422 of the Code (“ISOs”), which can result in potentially favorable tax treatment to a Participant, and non-qualified stock options. The Compensation Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the 2005 Plan shall not exceed ten (10) years. The Compensation Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. ISOs may only be granted to employees of the Company or its subsidiaries. The exercise price per share of Common Stock subject to an Option is determined by the Compensation Committee, but may not be less than 100% of the fair market value of such share on the date of grant; provided, that with respect to an individual that owns shares of Common Stock representing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price per share subject to an ISO may not be less than 110% of the fair market value of a share of Common Stock on the date of grant and the Option is not exercisable for more than five (5) years from the date of grant. The aggregate fair market value (determined as of the time the Option is granted) of all shares of Common Stock with respect to which ISOs are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code. The term of any Option may not exceed ten (10) years.

For purposes of the 2005 Plan, the term “fair market value” means, with respect to a share of Common Stock as of a given date: (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on the date previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred, or (ii) if

Common Stock is not traded on an exchange but is quoted on NASDAQ, (1) the last sales price (if the shares of Common Stock are then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asking prices (in all other cases) for the shares of Common Stock on the date previous to such date as reported by NASDAQ, or (iii) if the shares of Common Stock are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and ask prices for the shares of Common Stock, on the day previous to such date, as determined in good faith by the Compensation Committee, or (iv) if the shares of Common Stock are not publicly traded, the fair market value established by the Compensation Committee acting in good faith.

Restricted Stock.    The Compensation Committee is authorized to grant Restricted Stock, which shall be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose (including, without limitation, limitations on the right to vote the Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Compensation Committee determines at the time of the grant of the Award or thereafter.

SARs, CSAR and ISAR.    The Compensation Committee is authorized to grant Stock Appreciation Rights (“SARs”) to any Participant (i) in connection and simultaneously with the grant of an Option, (ii) with respect to a previously granted Option, or (iii) independent of an Option.

A Coupled Stock Appreciation right (“CSAR”) is related to a particular Option and will be exercisable when and to the extent the related Option is exercisable. CSARs may be granted to a Participant for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled. A CSAR entitles the Participant to surrender to the Company the unexercised portion of the Option to which the CSAR relates and to receive from the Company in exchange an amount determined by multiplying (x) the difference obtained by subtracting (A) the Option exercise price from (B) the fair market value of a share of Common Stock on the date of exercise of the CSAR by (y) the number of shares of Common Stock with respect to which the CSAR has been exercised.

An Independent Stock Appreciation Right (“ISAR”) is unrelated to any Option. The Compensation Committee determines the installments in which and the number of shares of Common Stock that are covered by an ISAR. The exercise price per share of Common Stock subject to an ISAR is set by the Compensation Committee; provided that it may not be less than 100% of the fair market value on the date of grant. An ISAR entitles the Participant to exercise all or a specified portion of the ISAR and to receive from the Company an amount determined by multiplying (x) the difference obtained by subtracting (A) the exercise price per share of the ISAR from (B) the fair market value of a share of Common Stock on the date of exercise of the ISAR by (y) the number of shares of Common Stock with respect to which the ISAR has been exercised.

Payments on SARs may be made in cash, in Common Stock (based on its fair market value as of the date the SAR is exercised) or a combination of both. If an SAR is paid in cash, the Award Agreement must, to the extent necessary to comply with Section 409A of the Code, specify the date of the payment, which may be different than the date of the exercise of the SAR.

Performance Share Awards and Performance Stock Units.    The Compensation Committee may select a Participant to receive one or more Performance Share awards or Performance Stock Unit awards. The Performance Share awards are denominated in numbers of shares of Common Stock. The Performance Stock Unit awards are denominated in units of values, including dollar value of shares of Common Stock. Both the Performance Share awards and the Performance Stock Unit awards may be linked to any one or more of the Performance Criteria (as defined in the 2005 Plan) or specific performance criteria determined by the Compensation Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.

Dividend Equivalents.    The Compensation Committee may select a Participant to receive a right to receive the equivalent value (in cash or stock) of a dividend paid on shares of the Company’s Common Stock (a “Dividend Equivalent”). Dividend Equivalents are credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Compensation Committee. The Dividend Equivalents granted with respect to the Options or SARs that are intended to be Qualified Performance-Based Compensation (as defined in the 2005 Plan) will be payable, with respect to pre-exercised periods, regardless of whether such Option or SAR is exercised.

Stock Payments.    The Compensation Committee may select a Participant to receive Stock Payments. Unless otherwise determined by the Compensation Committee, such Stock Payments will be made in lieu of base salary, bonus, or other cash compensation otherwise payable to a Participant.

Deferred Stock.    The Compensation Committee may select a Participant to receive Deferred Stock. Shares of Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Compensation Committee.

Restricted Stock Units.    The Compensation Committee may select a Participant to receive Restricted Stock. At the time of grant, the Compensation Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested or non-forfeitable, and may specify conditions to vesting. On the maturity date, the Company will transfer to the Participant one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit scheduled to be paid.

Other Stock Awards.    The Compensation Committee is authorized to grant other types of Awards to Participants that are evidenced by shares of Common Stock or the right to purchase shares of Common Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Common Stock.

Performance Bonus Awards.    The Compensation Committee may select a Participant to receive Performance-Based Awards in the form of a cash bonus (the “Performance Bonus Award”) payable based on Performance Criteria or Performance Goals (as defined in the 2005 Plan) that are established by the Compensation Committee. The maximum amount of any Performance Bonus Award payable to a Covered Employee (an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code) with respect to any calendar year may not exceed $2,000,000. Any Award granted to a Covered Employee and that is intended to constitute a Qualified Performance-Based Compensation is subject to any additional limitations set forth in Section 162(m) of the Code.

Performance-Based Awards.    Certain Awards other than Options and SARs may be qualified as Qualified Performance-Based Awards if they comply with the requirements of Section 162(m)(4)(C) of the Code. If the Compensation Committee decides to grant a Performance-Based Award to a Covered Employee for a Performance Period (as defined in the 2005 Plan), the Compensation Committee must, no later than ninety (90) days following the commencement of any fiscal year or any other designated fiscal period or period of service, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between the Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Compensation Committee must certify in writing whether the applicable Performance Goals were achieved for such Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Compensation Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of the Company’s Common Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Changes in Capital Structure.    In the event of any dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the share price of the Common Stock, the Compensation Committee may make such proportionate adjustments, if any, as the Compensation Committee deems appropriate to reflect such changes with respect to (i) the aggregate number and type of shares that may be issued under the 2005 Plan (subject to limitations as provided in the 2005 Plan), (ii) the terms and conditions of any outstanding Awards (including any applicable performance targets or criteria), and/or (iii) the grant or exercise price per share for any outstanding Awards under the 2005 Plan.

Upon the occurrence of the transactions mentioned above or any unusual or nonrecurring transaction or event affecting the Company or its financial statement, the Compensation Committee may determine that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the 2005 Plan. To facilitate such transactions or to give effect to changes in laws, the Compensation Committee may: (i) provide for either (A) termination of an Award in exchange for property or cash or (B) replacement of such Award with other rights or property, (ii) provide that the Award is assumed by the successor or survivor corporation, or parent or subsidiary thereof, or is substituted for by similar options, rights or awards, (iii) make adjustments in the number and type of shares of Common Stock subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions, and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future, (iv) provide that such Award may be exercisable or payable or fully vested with respect to all shares covered by such Award, and/or (v) provide that the Award cannot vest, be exercised or become payable after such event.

Acceleration Upon a Change in Control.    If a Change in Control (as defined in the 2005 Plan) occurs, then immediately prior to the Change of Control, Awards become fully exercisable and forfeiture restrictions on Awards lapse. Upon, or in anticipation of, a Change in Control, the Compensation Committee may cause any and all Awards outstanding under the 2005 Plan to terminate and will give to each Participant the right to exercise such Awards during a period of time as the Compensation Committee determines. The Compensation Committee also has the discretion, upon or in advance of a Change in Control, to terminate any or all outstanding Options in exchange for a payment in respect of such Options, determined by reference to the consideration paid in the Change of Control.

Outstanding Awards: Certain Mergers, Other Changes.    If the Company is the surviving corporation in any merger or consolidation (except where the holders of the shares of Common Stock receive securities of the other corporation), each outstanding Award on the date of the merger or consolidation will pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to such Award would have received in such merger or consolidation.

Amendment and Termination.    The Compensation Committee may terminate, amend or modify the 2005 Plan, subject to stockholder approval to the extent necessary or desirable to comply with any applicable law, regulation, or rule of the exchange on which the Company is listed. Stockholder approval is required to amend the 2005 Plan in a manner that (i) increases the number of shares available under the 2005 Plan (other than pursuant to a Change in Capital Structure as described above), (ii) permits the Compensation Committee to grant Options with an exercise price that is below fair market value on the date of grant, or (iii) permits the Compensation Committee to extend the exercise period for an Option beyond ten (10) years from the date of grant. Stockholder approval is also required to amend any Option to reduce the per share exercise price of shares subject to such Option below the per share exercise price as of the date the Option is granted.

Withholding.    The Company or any subsidiary may deduct or withhold, or require a Participant to remit to the Company, an amount necessary to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the 2005 Plan. The Compensation Committee may allow a Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under any Award having a fair market value equal to the sums required to be withheld.

Federal Income Tax Consequences of Awards.

The following is a brief description of the United States federal income tax consequences generally arising with respect to Awards under the 2005 Plan.

With respect to nonqualified stock options, the Company is generally entitled to deduct and the option holder recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A Participant receiving ISOs will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two (2) years from the date of grant and one (1) year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the 2005 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Code Section 162(m) with respect to covered employees.

Recently enacted Section 409A of the Code regulating nonqualified deferred compensation plans may apply to certain aspects of the 2005 Plan. To the extent that the Compensation Committee determines that the 2005 Plan or any award granted under the 2005 Plan may become subject to Section 409A of the Code, the Compensation Committee may take such action as it deems necessary and appropriate to either cause the 2005 Plan and any awards to comply with the requirements of Section 409A or to structure the 2005 Plan and such awards so as to avoid the applicability of Section 409A. Such actions may include, but shall not be limited to, amendment of the 2005 Plan or any award agreement outstanding under the 2005 Plan or the adoption of other policies and procedures as the Compensation Committee deems necessary and appropriate.

The foregoing discussion, which is general in nature and is not intended to be a complete description of the federal income tax consequences of the 2005 Plan, is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to Participants in the 2005 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2005 Plan should consult a tax adviser as to the tax consequences of participation.

New Plan Benefits.    The following table sets the awards that are expected at this time to be made under the 2005 Plan after its approval by stockholders at the Annual Meeting. The actual amount and/or composition of awards may differ from the information set forth below.

TRUMP ENTERTAINMENT RESORTS, INC. 2005 INCENTIVE AWARD PLAN

	Options (1)		Restricted Stock (1)
Name and Position	Weighted Average Exercise Price ($) (2)	Total Shares Subject to Option Grant	Grant Value ($) (2)	Number of Shares
Wallace B. Askins (Director)	—	—	—	10,000

Edward H. D’Alelio (Director)	—	—	—	10,000

James J. Florio (Director)	—	—	—	10,000

Cezar M. Froelich (Director)	—	—	—	10,000

Morton E. Handel (Director)	—	—	—	10,000

Mark Juliano (Chief Operating Officer)	—	300,000	—	90,000

Michael A. Kramer (Director)	—	—	—	10,000

James B. Perry (President, Chief Executive Officer & Director)	—	—	—	100,000

Don M. Thomas (Director)	—	—	—	10,000

Donald J. Trump (Chairman)	—	—	—	10,000

All Current Executive Officers As a Group (7 persons)	—	300,000	—	190,000

All Current Directors Who Are Not Executive Officers as a Group (8 persons)	—	0	—	80,000

(1)	To be granted upon stockholder approval of the 2005 Plan.
(2)	Exercise price and grant value of the awards to be determined as of the date the Company’s stockholders adopt the 2005 Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE

2005 INCENTIVE AWARD PLAN.

OTHER MATTERS AT THE ANNUAL MEETING

The Board does not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Affiliated party transactions are governed by the Delaware General Corporation Law and by the Sarbanes-Oxley Act of 2002, as amended. In addition, affiliated party transactions are subject to the terms of the indenture governing the $1.25 billion aggregate principal amount 8.5% Senior Secured Notes due 2015 (the “Senior Secured Notes”) issued by TER Holdings and Trump Entertainment Funding, Inc. (and guaranteed by the Company’s operating subsidiaries) on the Effective Date under the Plan of Reorganization. Affiliated party transactions are also subject to the terms of the $500 million Credit Agreement by and among the Company, TER Holdings, Morgan Stanley & Co. Incorporated, as collateral agent, Morgan Stanley Senior Funding, Inc., as administrative agent, UBS Securities LLC, as syndication agent, Merrill Lynch Capital and Wells Fargo Foothill, Inc., as documentation agents, and Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as joint lead arrangers and joint book-runners (the “Credit Agreement”). The Credit Agreement requires, among other things, that the Company and its subsidiaries conduct, all transactions with any of their affiliates on terms that are fair and reasonable and no less favorable to the Company or any of its subsidiaries than it would obtain in a comparable arm’s-length transaction with a person not affiliated with the Company. The indenture governing the Senior Secured Notes, among other things, prohibits the Company from, subject to certain enumerated exceptions, making any payment to, or selling, leasing, transferring or otherwise disposing of any of its properties or assets to, or purchasing any property or assets from, or entering into or making or amending any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any affiliate of the Company.

Generally affiliated party transactions are required to be on terms as favorable as would be obtainable from an unaffiliated party and require the approval of a majority of the Company’s independent directors.

Described below are transactions, or series of similar transactions, since the beginning of the Company’s 2004 fiscal year, or any currently proposed transaction or similar transactions, to which we (or any of our subsidiaries) were or are to be a party, in which the amount exceeds $60,000 and in which any of our directors, executive officers, security holders who beneficially own more than 5% of our voting securities, and any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

Agreements with Mr. Trump.    See the descriptions of transactions between certain affiliates of the Company and Donald J. Trump described above in “Compensation Committee Interlocks and Insider Participation.”

On January 25, 2005, THCR Holdings entered into an amended and restated investment agreement with Mr. Trump (the “DJT Investment Agreement”), pursuant to which Mr. Trump made a $55 million cash equity investment and contributed approximately $16.4 million aggregate principal face amount of 17.625% Second Priority Notes due 2010 of Trump Casino Holdings, LLC (the “TCH Second Priority Notes”) beneficially owned by him (including interest accrued thereon), in exchange for shares of Common Stock (and/or Common Stock equivalents) of the Company recapitalized on the Effective Date.

TER Holdings’ Partnership Agreement and Exchange Rights Agreement.    The Partnership Agreement contains provisions regarding the management of TER Holdings, the transferability of interests, additional capital contributions and distribution and allocation of profits and interests, among other provisions. The Partnership Agreement also contains certain tax distribution and indemnification provisions that, among other things, require the affirmative vote of Mr. Trump with respect to a sale or transfer of one or more of the Company’s current properties; provided, however, that the Company may sell or transfer such properties without Mr. Trump’s consent if either the Company or TER Holdings indemnifies Mr. Trump up to an aggregate of $100 million for the U.S. federal income tax consequences associated with such sale or transfer. On the Effective Date, Mr. Trump, the Company, TER Holdings and certain of Mr. Trump’s controlled affiliates also entered into a Third Amended and Restated Exchange Rights Agreement, which allows Mr. Trump and his controlled affiliates to exchange their limited partnership interests in TER Holdings for the Company’s Common Stock, subject to certain terms and conditions.

Right of First Offer Agreement.    On the Effective Date, the Company and TER Holdings entered into a right of first offer agreement (the “ROFO Agreement”) with the Trump Organization LLC, Mr. Trump’s controlled affiliate, granting the Trump Organization LLC a three (3) year right of first offer to serve as development manager, project manager, construction manager and/or general contractor with respect to construction and development projects with an initial budget of at least $35 million, for casinos, casino hotels and related hospitality lodging to be performed by third parties on the Company’s existing and future properties, subject to certain terms and conditions. If the Trump Organization LLC does not exercise its right of first offer within thirty days after receiving a right of first offer notice from the Company, then the Company and TER Holdings may engage any party to perform such services upon any terms. However, if (i) the Company or TER Holdings does not engage a party within nine (9) months of the right of first offer notice or (ii) the Company or TER Holdings engages such other party on terms that are materially different from the terms contained in the right of first offer notice, then the Company or TER Holdings may not engage another party without giving the Trump Organization LLC another right of first offer. The ROFO Agreement sets forth the terms, conditions and parameters for the negotiations of the terms of any services to be provided by the Trump Organization LLC under the agreement.

Voting Agreement.    The Voting Agreement provides for the continued election of five Class A Directors initially appointed by the informal committee of holders of the 11.25% First Mortgage Notes due 2006 of Trump Atlantic City Associates and Trump Atlantic City Funding Inc., Trump Atlantic City Funding II, Inc. and Trump Atlantic City Funding III, Inc. (collectively, the “TAC Notes”) under the Plan of Reorganization (and any person selected by a majority of Class A Directors then serving as directors to fill any vacancy) during the Class A Nomination Period.

Until the Company and TER Holdings terminate Mr. Trump’s Services Agreement for “Cause” during the DJT Nomination Period, if Mr. Trump beneficially owns at least 7.5% of the Company’s Common Stock, he may nominate three (3) directors, one of whom will be Mr. Trump and one of whom will be independent. If, during the DJT Nomination Period, Mr. Trump beneficially owns at least 5.0% but less than 7.5% of the Company’s Common Stock, he may nominate two (2) directors, one of whom will be Mr. Trump and one of whom will be independent. If, during the DJT Nomination Period, Mr. Trump owns less than 5.0% of the Company’s Common Stock, he may serve as a director as long as his Services Agreement has not been terminated. In addition, if, during the DJT Nomination Period, Mr. Trump beneficially owns less than 5.0% of the Company’s Common Stock, the Mutual Board Member must be acceptable to him. If, during the Class A Nomination Period, Mr. Trump owns less than 5.0% of the Company’s Common Stock, the Mutual Board Member must be acceptable to a majority of the Class A Directors. During the DJT Nomination Period, Mr. Trump will serve on each committee of the Company’s Board, other than the compensation committee and audit committee. The foregoing actions are subject to Applicable Law, fiduciary duties. (See “Director Information.”)

Warrants.    On the Effective Date, the Company and Mr. Trump entered into the DJT Warrant, which is exercisable for an aggregate of up to 1,446,706 shares of the Company’s Common Stock at a purchase price of $21.90 per share, subject to certain anti-dilution provisions. Also on the Effective date, Mr. Trump received Class A Warrants exercisable for an aggregate of up to 1,217,933 shares of Common Stock at a purchase price $14.60 per share, subject to certain anti-dilution provisions.

Interests in Miss Universe Pageant.    On the Effective Date, TER Holdings transferred its twenty-five percent (25%) beneficial interest in the Miss Universe Pageant to Mr. Trump pursuant to the Plan of Reorganization.

Upon consummation of the Plan of Reorganization, Mr. Trump beneficially owned approximately 29.16% of the recapitalized Company’s Common Stock (and/or Common Stock equivalents) on a fully diluted basis (excluding any shares reserved for issuance under management stock incentive plans), consisting of (i) approximately 9.12% in exchange for Mr. Trump’s $55 million cash investment, (ii) approximately 2.53% in exchange for Mr. Trump’s contribution of approximately $16.4 million aggregate principal face amount of TCH Second Priority Notes beneficially owned by him (including interest accrued thereon), (iii) approximately 11.02% in return for agreeing to license his name pursuant to the Trademark License Agreement described above and agreeing to modifications to certain existing contractual relationships between Mr. Trump and the Debtors (including entering into the Services Agreement described above), (iv) approximately 0.06% representing his existing equity interests after dilution upon the issuance of the recapitalized Company’s Common Stock, (v) approximately 3.5% issuable upon the exercise of the DJT Warrant to be issued to Mr. Trump upon consummation of the Plan of Reorganization and (vi) approximately 2.95% issuable upon exercise of the DJT Class A Warrant to be issued to Mr. Trump upon consummation of the Plan of Reorganization.

Other Relationships.    Loretta Pickus is employed by the Trump Taj Mahal as a Vice President of Legal Affairs pursuant to an employment agreement, dated as of January 13, 2003, by and between Mrs. Pickus and the Trump Taj Mahal. Mrs. Pickus is the wife of Robert M. Pickus, the Executive Vice President, Secretary and General Counsel of the Company and certain of its subsidiaries. Pursuant to the terms Mrs. Pickus’ employment agreement, which expires on December 31, 2006 unless otherwise terminated pursuant to its terms, Mrs. Pickus is paid an annual base salary of $170,000 and receives insurance coverage and certain other employee benefits provided to similarly situated executives of the Trump Taj Mahal.

From time to time, certain relatives of the Company’s officers hold part-time or seasonal positions at one or more of our properties.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

It is currently anticipated that the 2006 Annual Meeting of Stockholders will take place during the second quarter of 2006. Any proposals of Stockholders of the Company intended to be included in the Company’s Proxy Statement and form of proxy relating to the Company’s 2006 Annual Meeting of Stockholders must be in writing and received by the Secretary of the Company, at the Company’s executive offices, within a reasonable time before the Company begins to print and mail its proxy materials.

Article II, Section 10 of the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Secretary of the Company no later than the tenth (10th) day following the date on which the Company first makes public disclosure of the scheduled date of the 2006 Annual Meeting.

Any stockholder interested in making a proposal is referred to Article II, Section 10 of the Company’s Amended and Restated Bylaws as well as Section 14a-8 promulgated under Regulation 14A of the Exchange Act.

COSTS OF PROXY SOLICITATION

The entire cost of soliciting proxies from the stockholders will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegram by directors, officers or regular employees of the Company, who will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. The Company has retained MacKenzie Partners, Inc., a proxy soliciting firm, to assist in the solicitation of proxies and will pay such firm a fee, estimated not to exceed $15,000 plus reimbursement of reasonable out-of-pocket expenses, which are not expected to exceed $15,000. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, in which case the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

2004 ANNUAL REPORT

The Company will provide to any Stockholder of record and beneficial owners as of the Record Date, without charge, upon written request to the Company’s Corporate Secretary, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 will be furnished upon request upon the payment of specified reasonable fees limited to the Company’s reasonable expenses in furnishing such exhibits.

By Order of the Board of Directors,

Robert M. Pickus Executive Vice President, Secretary and General Counsel

ANNEX A

TRUMP ENTERTAINMENT RESORTS, INC.

2005 INCENTIVE AWARD PLAN

ARTICLE 1

PURPOSE

The purpose of the Trump Entertainment Resorts, Inc. 2005 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of, as well as aid Trump Entertainment Resorts, Inc. (the “Company”) by linking the personal interests of current and future members of the Board, Employees, and Consultants to those of Company stockholders. The Plan is intended to incentivize these individuals to continue providing the Company with outstanding performance, to generate superior returns to Company stockholders, and to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, an Other Stock-Based Award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through any electronic medium.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 30% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the committee of the Board described in Article 12.

2.7 “Consultant” means any consultant or adviser if:

(a) The consultant or adviser renders bona fide services to the Company;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

2.8 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.9 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

2.10 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.11 “Dividend Equivalents” means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.12 “Effective Date” shall have the meaning set forth in Section 13.1.

2.13 “Eligible Individual” means any person who is an Employee, a Consultant or a member of the Board, as determined by the Committee.

2.14 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16 “Fair Market Value” means, with respect to a share of Stock as of a given date: (i) the closing price of a Stock on the principal exchange on which shares of Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

2.17 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.18 “Independent Director” means a member of the Board who is not an Employee of the Company.

2.19 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

2.20 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.21 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.22 “Other Stock-Based Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.7 of the Plan.

2.23 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.24 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.25 “Performance Bonus Award” has the meaning set forth in Section 8.8.

2.26 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’

equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.27 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.28 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.29 “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.30 “Performance Stock Unit” means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.31 “Plan” means this Trump Entertainment Resorts, Inc. 2005 Incentive Award Plan, as it may be amended from time to time.

2.32 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.33 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.34 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.35 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.36 “Stock” means the common stock of the Company, par value $0.001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.37 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.38 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

2.39 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be four million (4,000,000) shares.

(b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any one calendar year shall be 2,000,000 shares.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan.

ARTICLE 5

STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (iii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iv) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act

(d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained in Section 13.2 and this Section 5.2.

(a) Eligibility. Incentive Stock Options may be granted only to employees of the Company or any “subsidiary corporation” thereof (within the meaning of Section 424(f) of the Code and the applicable regulations promulgated thereunder).

(b) Exercise Price. The exercise price per share of Stock shall be set by the Committee; provided that subject to Section 5.2(d) the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

(c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(d) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of

Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(e) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(f) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

5.3 Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

5.4 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Options, such as a system using an internet website or interactive voice response, then the paperless exercise of options by a Participant may be permitted through the use of such an automated system.

5.5 Granting of Options to Independent Directors. The Board may from time to time, in its sole discretion, and subject to the limitations of the Plan:

(a) Select from among the Independent Directors (including Independent Directors who have previously been granted Options under the Plan) such of them as in its opinion should be granted Options;

(b) Subject to Section 3.3, determine the number of shares of Stock that may be purchased upon exercise of the Options granted to such selected Independent Directors; and

(c) Subject to the provisions of this Article 5, determine the terms and conditions of such Options, consistent with the Plan.

Options granted to Independent Directors shall be Non-Qualified Stock Options.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted

Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

7.2 Coupled Stock Appreciation Rights.

(a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b) A CSAR may be granted to a Participant for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(c) A CSAR shall entitle the Participant (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company the unexercised portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Stock on the date of exercise of the CSAR by the number of shares of Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

7.3 Independent Stock Appreciation Rights.

(a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each ISAR shall be set by the Committee; provided, however, that the exercise price for any ISAR shall not be less than 100% of the Fair Market Value on the date of grant; and provided, further, that, the Committee in its sole and absolute discretion may provide that the ISAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

(b) An ISAR shall entitle the Participant (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Stock on the date of exercise of the ISAR by the number of shares of Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

7.4 Payment and Limitations on Exercise.

(a) Payment in respect of a Stock Appreciation Rights shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

(b) To the extent payment for a Stock Appreciation Right is to be made in cash, the Award Agreement shall, to the extent necessary to comply with the requirements to Section 409A of the Code, specify the date of payment which may be different than the date of exercise of the Stock Appreciation Right. If the date of payment for a Stock Appreciation Right is later than the date of exercise, the Award Agreement may specify that the Participant be entitled to earnings on such amount until paid.

(c) To the extent any payment in respect of a Stock Appreciation Right is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents.

(a) Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

(b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.4 Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

8.7 Other Stock-Based Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

8.8 Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9. The maximum amount of any Performance Bonus Award payable to a Covered Employee with respect to any calendar year shall not exceed $2,000,000.

8.9 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.

8.10 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.11 Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units and Other Stock-Based Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.12 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.13 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock, the Committee may make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such changes with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

11.2 Acceleration Upon a Change in Control. Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs, then immediately prior to the Change in Control, such Awards shall become fully exercisable and forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. Without limiting the generality of the preceding sentence, the Committee shall have the discretion, upon or in advance of a Change in Control, to terminate any or all outstanding Options in exchange for payment in respect of such Options determined, in the Committee’s sole discretion, by reference to the consideration paid in the Change in Control. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

11.3 Outstanding Awards—Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

11.4 Outstanding Awards—Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its sole and absolute discretion, make such adjustments in the number and kind of shares or other securities subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights hereunder.

11.5 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12

ADMINISTRATION

12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable law, rule or regulation, shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a Non-Employee Director. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. Appointment of Committee members shall be effective upon acceptance of appointment. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

12.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1 Effective Date. The Plan is effective as of the date the Plan is duly adopted by resolution of the Board (the “Effective Date”). The Plan will be submitted for the approval of the Company’s stockholders within twelve months after the Effective Date and will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws. Awards made prior to such stockholder approval shall not vest or become exercisable and restrictions applicable to such Awards shall not lapse, in each case as applicable, prior to the time when this Plan is so approved by the stockholders. If such stockholder approval has not been obtained at the end of said twelve-month period, all Awards previously awarded under the Plan shall thereupon be canceled and become null and void.

13.2 Expiration Date. The Plan will expire on, and no Incentive Stock Option or other Award may be granted pursuant to the Plan after, the earlier of the tenth anniversary of (i) the Effective Date or (ii) the date this Plan is approved by the Board. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification And Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and

(b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 11, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

14.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

GENERAL PROVISIONS

15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

15.14 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

*  *  *

ANNEX B

AUDIT COMMITTEE CHARTER

TRUMP ENTERTAINMENT RESORTS, INC.

Amended and Restated as of June 23, 2005

1.	Members. The Board of Directors (“Board”) of Trump Entertainment Resorts, Inc. (“Company”) shall appoint an Audit Committee (“Committee”) comprised of at least three (3) directors, and shall designate one member of the Committee as its chairperson, to serve at the pleasure of the Board. Each Committee member shall be an independent director under the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (collectively, “1934 Act”), the rules of the exchange on which the Company is listed, and the Board’s independence standards as set forth in the Company’s Corporate Governance Guidelines. In addition, each Committee member shall be able to read and understand financial statements and at least one member of the Committee shall have accounting or related financial management expertise and shall qualify as a “financial expert” within the meaning of the 1934 Act.

2.	Purposes, Duties and Responsibilities. The Committee shall assist the Board in fulfilling its responsibility to oversee the conduct and integrity of the Company’s financial reports, internal controls and compliance with legal and regulatory requirements, with ultimate authority to: (i) select, appoint, dismiss, compensate and oversee the Company’s independent auditors; (ii) pre-approve all auditing and non-auditing services to be provided by the independent auditors (other than non-auditing services that are de minimis); (iii) oversee the independence and qualification of the Company’s independent auditors; and (iv) oversee the performance of the Company’s internal audit and surveillance functions.

The Committee’s role is one of oversight. Company management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee recognizes that Company management, including the internal audit staff, and the independent auditors have more time, knowledge and detailed information about the Company than do Committee members. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

Specifically, the duties and responsibilities of the Committee shall include:

a.	Appointing, evaluating, compensating, overseeing the work of, and if appropriate, terminating the independent auditors who shall report directly to the Committee; reviewing and approving the terms of the independent auditors’ retention and the scope of the annual audit (including pre-approval of any audit-related or permitted non-audit services).

b.	Reviewing at least annually the independence of the independent auditors, taking into consideration the formal written statement from the independent auditor delineating all relationships between the independent auditors and the Company, including without limitation any management consulting and other arrangements in which such auditors receive fees from the Company or one of its subsidiaries; and reviewing the extent of non-audit services provided by the independent auditors and the implications of such services on the objectivity needed for the independent audit; setting any hiring policies regarding Company hiring of employees and former employees of the independent auditor.

c.	Reviewing at least annually a report by the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues.

d.	Reviewing with management and the independent auditor, as appropriate: (i) the Company’s annual audited consolidated financial statements, the quarterly unaudited financial statements, and the

Company’s reports filed with the Commission or with any other regulatory body (to the extent such filings contain or are based on the Company’s financial statements); (ii) earnings press releases as well as financial information and earnings guidance, if any, provided by the Company to financial analysts and rating agencies; (iii) policies with respect to risk assessment and risk management; (iv) any audit problems or difficulties encountered by the internal auditor or the independent auditor in the course of their audit work, including any restrictions on access to requested information and any disagreements with management; (v) whether the independent auditors are satisfied with the disclosure and content of the financial statements; and (vi) any year-to-year changes in accounting principles or practices.

e.	Reviewing reports by the independent auditor that are required to be delivered to the Committee under the 1934 Act or any other law, regulation or listing rule.

f.	Reviewing with the independent auditors, the internal auditors and the financial and accounting personnel of the Company, as appropriate, the scope of the audit proposed for the current year and the audit procedures to be utilized; and upon completion of the audit (and following each interim review of the Company’s financial statements), discussing with the independent auditors all matters required to be communicated to the Committee under generally accepted auditing standards, including the judgments of the independent auditors with respect to the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the financial statements.

g.	Reviewing with the independent auditors, the internal auditors, and the financial and accounting personnel of the Company, as appropriate, the adequacy of the accounting and financial controls, eliciting any recommendations for improvement or particular areas where augmented controls are desirable, with particular emphasis given to the adequacy of such internal controls to expose activities that might be unlawful, unethical or otherwise improper.

h.	Reviewing and supervising the Internal Audit and Surveillance Departments of the Company regarding matters of policy, purpose, responsibility, authority and resources in accordance with appropriate statutory and regulatory requirements, including but not limited to: the capacity of staff and adequacy of resources; independence and reporting obligations; and audit plans for the coming year, coordination of such plans with the work of the independent auditors, progress reports on the proposed internal audit plan, with explanations for any deviations from the original plan, and findings from completed internal audits.

i.	Providing opportunity at each meeting for the internal and independent auditors to meet with the Committee separately and without management present, and the opportunity, as appropriate, for the Committee to meet separately with other key financial, accounting and legal personnel. Items to be discussed in these meetings include the independent and the internal auditors’ evaluation of the financial, accounting, and auditing personnel, their cooperation during audits, and any other matter the Committee deems appropriate.

j.	Reviewing from time to time the performance of the Company’s internal accounting and financial personnel and succession planning for such functions.

k.	Reviewing periodically from time to time with the financial management of the Company (the Chief Financial Officer and the Director of Internal Audit) Company policies and procedures with respect to: officers’ expense accounts and benefits, including the use of corporate assets related thereto; the retention of investment bankers and other professionals that provide services to the Company; and related party transactions.

l.	Establishing appropriate procedures for the receipt, retention and treatment of complaints or concerns from the public and the confidential and anonymous submission by employees of complaints or concerns regarding accounting practices and policies, internal controls or auditing matters.

m.

Monitoring compliance with the Company’s Code of Ethics for Principal Executive Officers and Code of Business Conduct (including review of any conflicts of interest of directors and executive officers)

and the effectiveness of procedures for reporting compliance concerns; monitoring legal compliance generally.

n.	Investigating any matter brought to its attention within the scope of its duties, with access to all books, records, facilities and personnel of the Company, and the power to retain professional advice for this purpose if appropriate in the Committee’s judgment.

o.	Producing any Committee report as required by law or regulation.

p.	Annually evaluating the performance of the Committee.

q.	Reviewing and assessing the adequacy of this Charter on an annual basis, and recommending appropriate changes.

r.	Reviewing periodically with the Company’s legal counsel the status of pending litigation, possible loss contingencies and other legal matters, including the Company’s procedures and policies addressing legal compliance and reduction of risk.

3.	Meetings. A majority of the members of the Committee shall constitute a quorum. The Committee shall meet as often as may be deemed necessary or appropriate in its judgment, either in person or telephonically, but at least four (4) times a year. The Committee shall maintain minutes of its meetings and regularly report its activities to the Board.

4.	Delegation. The Committee may form, and delegate any of its responsibilities to, a subcommittee comprised of one or more Committee members or other independent directors, when appropriate.

5.	Outside Advisor. The Committee shall have the sole authority (and resources necessary) to retain and terminate, in addition to the independent auditors, such advisors as it determines appropriate to assist the Committee in the performance of its functions and to approve the fees and other retention terms for such advisors.

***

TRUMP ENTERTAINMENT RESORTS, INC.

1000 Boardwalk at Virginia Avenue

Atlantic City, New Jersey 08401

PROXY FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:30 A.M. on Thursday, October 6, 2005 at the law offices of Weil, Gotshal & Manges,

LLP, located at 767 Fifth Avenue, New York, New York 10153 on the 25th Floor.

The undersigned hereby appoints Robert M. Pickus and Francis X. McCarthy, Jr., and each of them (the “Proxies”), with full power of substitution, as proxies of the undersigned to vote all shares of Common Stock, par value $0.001 per share, and all shares of Class B Common Stock, par value $0.001 per share, of TRUMP ENTERTAINMENT RESORTS, INC. (the “Company”), which the undersigned is entitled in any capacity to vote at the above-stated annual meeting, and at any and all adjournments or postponements thereof (the “Annual Meeting”), on the matters set forth on this proxy card (the “Proxy Card”), and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting. This proxy revokes all prior proxies given by the undersigned.

All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, such proxy will be voted “FOR” the election of each director-nominee listed in Proposal 1, “FOR” the approval of the ratification of Ernst & Young LLP as independent auditors provided in Proposal 2 and “FOR” the approval of the Company’s 2005 Incentive Award Plan provided in Proposal 3. All “ABSTAIN” votes will be counted in determining the existence of a quorum at the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF TRUMP ENTERTAINMENT RESORTS, INC.

Receipt of the Notice of Meeting and the Proxy Statement, dated September 9, 2005, is hereby acknowledged.

PLEASE SIGN AND DATE WHERE INDICATED ON THE REVERSE SIDE OF THIS PROXY

CARD AND PROMPTLY MAIL THE PROXY CARD USING THE ENCLOSED ENVELOPE.

NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

(Please complete in blue or black ink.)

PROPOSAL 1. ELECTION OF CLASS I DIRECTORS.

Nominees: Wallace B. Askins, Edward H. D’Alelio and James J. Florio

☐ FOR all Nominees (except as marked to the contrary below)	☐ WITHHOLDING AUTHORITY as to all Nominees

INSTRUCTION: To withhold your authority to vote for any one or more specific nominee(s), print his (their) name(s) on the line below.

Authority withheld for:

—Continued on the Reverse Side—

PROPOSAL 2. RATIFICATION OF AUDITORS.

To ratify the Board’s appointment of ERNST & YOUNG, LLP as the independent public auditors of the Company for the 2005 fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3. ADOPTION OF THE TRUMP ENTERTAINMENT RESORTS, INC. 2005 INCENTIVE AWARD PLAN.

To adopt the Trump Entertainment Resorts, Inc. 2005 Incentive Award Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

Dated:                     , 2005

Title or Authority:

Signature:

Signature, if held jointly:

(Joint tenants should EACH sign. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, partner or corporate officer, please give FULL title as such.)

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.